MASTER LOAN PURCHASE AGREEMENT





                           WASHINGTON MUTUAL BANK, FA,
                                    Purchaser

                                       and

                          FFCA ACQUISITION CORPORATION,
                                     Seller



                          Dated as of December 14, 1999



                   Fixed and Adjustable Rate Commercial Loans

                                TABLE OF CONTENTS



ARTICLE I
DEFINITIONS.................................................................   1

     SECTION 1.01. DEFINITIONS..............................................   1

ARTICLE II PURCHASE AND SALE OF LOANS.......................................  12

         Section 2.01. Agreement to Purchase................................  12
         Section 2.02. Purchase Price ......................................  13
         Section 2.03. Loan Origination Procedures..........................  14
         Section 2.04. Funding Procedures...................................  17
         Section 2.05. Delivery of Loan Documents...........................  18
         Section 2.06. Indemnification by Purchaser.........................  18
         Section 2.07. Servicing ...........................................  19
         Section 2.08. Closing Costs .......................................  19

ARTICLE III RESERVED .......................................................  19

ARTICLE IV CONDITIONS.......................................................  19

         Section 4.01. Execution Date ......................................  19
         Section 4.02. Effective Date ......................................  20

ARTICLE V REPRESENTATIONS AND WARRANTIES; REMEDIES..........................  20

         Section 5.01. Representations and Warranties of the Seller.........  20
         Section 5.02. Representations and Warranties Regarding
                       Individual Loans ....................................  21
         Section 5.03. Defect, Breach, Cure and Repurchase; Indemnity.......  28
         Section 5.04. Representations and Warranties of the
                       Purchaser............................................  29

ARTICLE VI COVENANTS OF THE SELLER..........................................  30

         Section 6.01. Continuing Existence of the Seller...................  30
         Section 6.02. Assignment of Rights; Delegation of Duties...........  31
         Section 6.03. Securitization.......................................  31
         Section 6.04. Environmental Insurance..............................  31
         Section 6.05. Provision of Information.............................  32
         Section 6.06. Interest Calculations ...............................  32

ARTICLE VII COVENANTS OF THE PURCHASER......................................  32

         Section 7.01. Continuing Existence of the Purchaser................  32

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         Section 7.02. Assignment of Rights; Delegation of Duties...........  32
         Section 7.03. Confidentiality .....................................  33
         Section 7.04. Provision of Information.............................  33
         Section 7.05. Prepayment Charges and Yield Maintenance Premiums....  33

ARTICLE VIII TERMINATION....................................................  34

         Section 8.01. Agreement Term; Termination..........................  34

ARTICLE IX MISCELLANEOUS....................................................  36

         Section 9.01. Notices..............................................  36
         Section 9.02. Severability Clause..................................  37
         Section 9.03. Counterparts.........................................  37
         Section 9.04. Governing Law .......................................  37
         Section 9.05. Successors and Assigns...............................  37
         Section 9.06. Waivers..............................................  37
         Section 9.07. Exhibits and Schedules...............................  37
         Section 9.08. General Interpretive Principles......................  37
         Section 9.09. Further Agreements...................................  38
         Section 9.10. Dispute Resolution...................................  38
         Section 9.11. Entire Agreement ....................................  41

Exhibit A     Form of Purchase Terms Letter
Exhibit B     Form of Purchase Terms Amendment
Exhibit C     Reserved
Exhibit D     Form of Seller's Officer's Certificate
Exhibit E     Form of FFCA Officer's Certificate
Exhibit F     Form of Purchaser's Officer's Certificate
Exhibit G     Form of Bill of Sale
Exhibit H     Eligible Loans
Exhibit I     Form of Master Bailee Agreement
Exhibit J     Form of Master Escrow Agreement
Exhibit K     Reserved
Exhibit L     Form of Funding Notice
Exhibit M     Purchaser's Funding Representative(s)
Exhibit N     Purchaser's Origination Representative(s)
Exhibit O     Seller's Representative(s)

Schedule 1    Information Included in Loan Proposal
Schedule 2    Material Changes to Approved Loan
Schedule 3    Variations to the Seller's Form Loan Documents in Approved Form
Schedule 4    Required Endorsements

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                         MASTER LOAN PURCHASE AGREEMENT

     This MASTER LOAN PURCHASE AGREEMENT, dated as of December 14, 1999 (this "Agreement"), is made between Washington Mutual Bank, FA, having an office at 1201 Third Avenue, Seattle, Washington 98101 (the "Purchaser") and FFCA Acquisition Corporation, having an office at The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255-5402 (the "Seller").

                                    RECITALS

     WHEREAS, the Seller originates, and in the future Affiliates of the Seller will originate, certain fixed and adjustable rate commercial loans secured by various types of commercial properties, equipment and other assets;

     WHEREAS, from time to time following the Effective Date, the Purchaser may agree to purchase from such Affiliates, and such Affiliates may agree to sell to the Purchaser, pursuant to Final Purchase Terms Letters entered into in accordance with this Agreement, certain fixed and adjustable rate commercial loans originated by such Affiliates pursuant to and in accordance with the Guidelines and Manual as described herein and which shall be delivered individually or in groups of whole loans on various dates as provided herein on a servicing retained basis as provided in the Servicing Agreement; and

     WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the origination, funding, conveyance, servicing and control of the Loans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below. Any capitalized term used but not defined herein shall have the meaning assigned such term in the Servicing Agreement.

     "Adjustable Rate Loan": Any Loan as to which the Interest Rate on such Loan will be adjusted monthly on the related Interest Rate Adjustment Date to equal the sum of LIBOR and the Gross Margin.

     "Affiliate": As to any Person, any other Person that is controlled by, controls or is under common control with such Person. For purposes of this definition, "control" means the beneficial ownership of securities or other ownership interests of a Person representing more than 50% of the equity or more than 50% of the ordinary voting power of such Person.

     "Agreement": This Master Loan Purchase Agreement, including the Pricing Letter and all amendments and supplements thereto and hereto.

     "Agreement Term": As defined in Section 8.01(a).

     "ALTA": The American Land Title Association.

     "Approved Form": With respect to any document, record, agreement, instrument or other writing, the version thereof, including any modifications, amendments or changes thereto, that has been approved by the Purchaser, which approval may be evidenced by written confirmation or by the Purchaser initialing the particular document, record, agreement, instrument or other writing.

     "Approved Loan": Any Prospective Loan that becomes an "Approved Loan" pursuant to Section 2.03(d) and does not subsequently become a Rejected Loan.

     "Arbitrator Credentials": As defined in Section 9.10(c)(i).

     "Assignment of Leases": With respect to any Loan, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Loan.

     "Bailee": A Person approved by the Purchaser, in its reasonable discretion, to act pursuant to a Master Bailee Agreement in accordance with the terms and conditions set forth therein.

     "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is larger than the Monthly Payment due on the Due Date immediately preceding its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Loan.

     "Base Price": As defined in the Pricing Letter.

     "Bill of Sale": A bill of sale in substantially the form of Exhibit G hereto evidencing the sale of a Loan Group to the Purchaser hereunder.

     "Borrower": The obligor or obligors on a Note, including any Person that has acquired the related Collateral and assumed the obligations of the original obligor or obligors under the Note.

     "Borrower Group": Any one or more Borrower or Borrowers constituting "one borrower" as defined in 12 C.F.R.ss. 560.93.

     "Breach": As defined in Section 5.03(a).

     "Business Day": Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Arizona or the State of Washington are authorized or obligated by law or executive order to remain closed.

     "Cap Price": As defined in the Pricing Letter.

     "Chain Store Facility": A quick service restaurant, a casual dining or family dining restaurant, convenience store, convenience and gasoline store, travel plaza or automotive parts and/or service facility related to a Mortgage Loan and Equipment Loan or, to the extent applicable, a Corporate Secured Loan, and such additional types of facilities as may be added in accordance with the definition of Eligible Loans.

     "Change Approval Sheet": As defined in Section 2.03(i).

     "Change of Control": With respect to FFCA, the Servicer (if an Affiliate of
FFCA) and the Seller, (a) if FFCA, the Servicer or the Seller, without the prior written consent of the Purchaser, (i) consolidates with or merges into any other Person (other than an Affiliate of FFCA or the Seller) or permits any other Person to merge into FFCA, the Servicer or the Seller (other than an Affiliate of FFCA or the Seller) or (ii) transfers substantially all of its assets to any Person (other than to an Affiliate of FFCA or the Seller); (b) if FFCA, without the prior written consent of the Purchaser, sells, transfers, assigns or otherwise disposes of, directly or indirectly, more than 50% of the shares of stock of the Seller or the Servicer to any Person (other than to an Affiliate of FFCA) or (c) there occurs any issuance, sale or other disposition of shares of capital stock of FFCA which results in any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), directly or indirectly, of more than 50% of the shares of the capital stock of FFCA.

     With respect to WMI or the Purchaser, (a) if the Purchaser, without the prior written consent of the Seller, (i) consolidates with or merges into any other Person, except where the surviving entity is the Purchaser or an Affiliate of the Purchaser or of WMI or (ii) transfers substantially all of its assets to any Person, except where the transferee is an Affiliate of the Purchaser or of WMI or (b) there occurs any issuance, sale or other disposition of shares of capital stock of WMI which results in any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), directly or indirectly, of more than 50% of the shares of the capital stock of WMI or (c) WMI consolidates with or merges into any other Person, except where the surviving entity is WMI or an Affiliate of WMI or the Purchaser.

     "Closing Date": With respect to each Loan, the date on which the Purchaser purchases such Loan. The Closing Date shall always be a Business Day.

     "Collateral": As to any Loan, the related Mortgaged Property, Equipment and/or other property that secures such Loan.

     "Corporate Secured Loan": A loan secured by Collateral with respect to which a Corporate Fixed Charge Coverage Ratio (rather than a Fixed Charge Coverage Ratio) is provided on the related Loan Schedule; provided, however, that (i) a Corporate Secured Loan which is secured only by Equipment shall be deemed an Equipment Loan for purposes of this Agreement, (ii) a Corporate

Secured Loan which is secured only by Mortgaged Property shall be deemed a Mortgage Loan for purposes of this Agreement, and (iii) a Corporate Secured Loan which is secured by both Equipment and Mortgaged Property shall be deemed a Mortgage Loan for purposes of this Agreement.

     "Covered Dispute": As defined in Section 9.10.

     "CPR Arbitration Rules": As defined in Section 9.10(b).

     "Defective Loan": As defined in Section 5.03(a).

     "Document Defect": Any document constituting a part of a Loan File that has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the related Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Loan File) or does not appear to be regular on its face.

     "Due Date": With respect to any Loan, the day of the calendar month set forth in the related Note on which each Monthly Payment is scheduled to be due.

     "Early Termination": As defined in Section 8.01(d).

     "Effective Date": The date on which the Seller assigns its rights and obligations under this Agreement to one or more nonqualified real estate investment trust subsidiaries of FFCA pursuant to Section 6.02, which shall occur no later than January 5, 2000.

     "Eligible Loan": A loan that is within the loan types listed in Exhibit H hereto, and any loan type added to such list from time to time by the Seller with the written consent of the Purchaser.

     "Employment Agreements": The Employment Agreements, in substantially the form approved in writing by the Purchaser, between FFCA and each of Morton H. Fleischer, John Barravecchia, Dennis L. Ruben, Stephen G. Schmitz and Christopher H. Volk.

     "Environmental Insurer": American International Specialty Lines Insurance Company, a member company of American International Group, Inc., or any other insurer approved by the Purchaser that issues Environmental Policies relating to any Mortgaged Property.

     "Environmental Policy": As defined in the Servicing Agreement.

     "Equipment": All personalty, furniture, securities and any other property or assets of any kind securing an Equipment Loan.

     "Equipment Loan": A loan secured by a valid and enforceable, first priority security interest in Equipment of the related Borrower, evidenced by a Security Agreement and, if applicable, a loan agreement with respect to such Equipment.

     "Excess Concentration Loans": As defined in Section 2.01.

     "Excluded Disputes": As defined in Section 9.10.

     "Expiration Date": As defined in Section 8.01(b).

     "Failed Closing Date": As defined in Section 2.04(b).

     "FFCA": Franchise Finance Corporation of America.

     "Final Purchase Terms Letter": With respect to each Loan Group, the Purchase Terms Letter as the same may have been supplemented and/or amended by any Purchase Terms Amendment(s) related thereto.

     "Fixed Rate Loan": A Loan for which the Interest Rate thereon is fixed at the percentage rate specified in the related Note for the entire term to maturity of such Loan.

     "Funding Date": As defined in Section 2.04.

     "Funding Notice": As defined in Section 2.04.

     "Gross Margin": With respect to each Adjustable Rate Loan, the fixed percentage specified in the related Note.

     "Guaranty": The Guaranty, dated as of December 14, 1999, made by FFCA for the benefit of the Purchaser.

     "Guidelines and Manual": The Seller's Underwriting Guidelines and Closing Procedures Manual in the form delivered to the Purchaser, as such guidelines and procedures may be amended from time to time in writing and delivered to the Purchaser by the Seller.

     "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title insurance policy, environmental insurance policy, residual insurance value policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property or Equipment.

     "Interest Accrual Period": As defined in Section 1.01 of the Servicing Agreement.

     "Interest Rate": With respect to any Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time during any Interest Accrual Period in accordance with the related Note and applicable law, as such rate may be (a) modified in accordance with
Section 3.20 of the Servicing Agreement or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower and (b) in the case of an Adjustable Rate Loan, adjusted in accordance with the terms of the related Note on each Interest Rate Adjustment Date to equal the sum of LIBOR on the related Interest Rate Determination Date and the Gross Margin for such Loan.

     "Interest Rate Adjustment Date": With respect to any Adjustable Rate Loan, the first day of each calendar month.

     "LIBOR": As defined in Section 1.01 of the Servicing Agreement.

     "Loan": Each Mortgage Loan, Equipment Loan or Corporate Secured Loan sold or to be sold to the Purchaser on a Closing Date pursuant to this Agreement and the related Final Purchase Terms Letter and identified on the related Loan Schedule. As used herein, the term "Loan" includes, without limitation, the related Loan File.

     "Loan Approval Sheet": As defined in Section 2.03(c).

     "Loan Documents": With respect to each Loan, the agreements and instruments described in clauses (i), (ii), (iii), (iv), (vii), (ix) and (xiii) of the definition of Loan File.

     "Loan File": With respect to each Loan, the Loan File shall include each of the following items, which shall be delivered to the Purchaser or the Purchaser's designee as provided in this Agreement:

          (i) the original executed Note, properly endorsed (without recourse) to the order of "Washington Mutual Bank, FA and its successors and assigns" together with all prior endorsements showing a complete chain of endorsements from the original payee of the Note to the Person endorsing the Note to "Washington Mutual Bank, FA and its successors and assigns";

          (ii) in the case of each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, an original of the Mortgage and of any recorded intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case with evidence of recording indicated thereon;

          (iii) in the case of each Equipment Loan and, to the extent applicable, each Corporate Secured Loan, an original of the Security Agreement and of any intervening assignments thereof (for which financing statements have been filed in the appropriate filing office) that precede the assignment referred to in clause (v) of this definition;

          (iv) in the case of each Loan, to the extent applicable, an original of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any recorded intervening assignments thereof that precede the assignment referred to in clause (vi) of this definition, in each case with evidence of recording indicated thereon;

          (v) an original executed assignment of the Mortgage and/or Security Agreement in favor of "Washington Mutual Bank, FA and its successors and assigns" and, in the case of a Mortgage assignment, in recordable form;

          (vi) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Washington Mutual Bank, FA and its successors and assigns" in recordable form;

          (vii) the originals of any written modification agreements in those instances where the terms or provisions of the Note, the Mortgage, the Security Agreement, any separate Assignment of Leases or any other document referred to in clause (xiii) of this definition as being assigned have been modified;

          (viii) in the case of each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, the original of the policy or certificate of lender's title insurance, together with all Required Endorsements, issued on the date of the origination of such Mortgage Loan or Corporate Secured Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy with all Required Endorsements;

          (ix) copies of any filed UCC Financing Statements in favor of the originator of such Loan or in favor of any assignee prior to the Purchaser, together with executed original UCC Financing Statements on Form UCC-2 or UCC-3, as appropriate, in favor of "Washington Mutual Bank, FA and its successors and assigns";

          (x) if applicable, evidence that such Loan and the related Mortgaged Property is insured by an Environmental Policy and, in such cases, a copy of the related environmental questionnaire;

          (xi) evidence (in the form of binders, certificates of insurance or original policies) of all Insurance Policies required to be maintained in connection with such Loan under the related Loan Documents;

          (xii) the originals of all certified financial statements of the Borrower or any related guarantor;

          (xiii) the originals of all related loan agreements, recognition agreements, collateral leases, management agreements, guaranties, collateral assignments, stock certificates, stock power forms, stock pledge agreements, estoppels and certificates (from landlords, franchisors, distributors or other Persons), any closing certificates of the Borrower or any related guarantor, opinions of counsel to the Borrower or any related guarantor, and any other agreements, certificates or instruments made for the benefit of the originator of such Loan; and

          (xiv) an executed original Bill of Sale;

PROVIDED THAT in the event the Purchaser legally changes its name or validly assigns this Agreement pursuant to Section 7.02, the words "Washington Mutual Bank, FA" in the endorsement described in paragraph (i) and the assignments described in paragraphs (v), (vi) and (ix) shall, with respect to Loans purchased after notice of such change or assignment is delivered to the Seller, reflect the new name of the Purchaser or the name of the permitted assignee.

     "Loan Group": One or more Loans purchased or to be purchased by the Purchaser on a Closing Date pursuant to this Agreement and the related Final Purchase Terms Letter.

     "Loan Proposal": As defined in Section 2.03(a).

     "Loan Schedule": The schedule of Loans annexed to the Bill of Sale delivered on the Closing Date for the Loan Group delivered on such Closing Date. Each such schedule shall set forth the following information with respect to each Loan:

          (i) the related Loan number and Borrower or Borrower Group;

          (ii) as applicable, the street address (including city, state and zip code) of the related Mortgaged Property or location of the related Equipment or, with respect to any Corporate Secured Loan, the headquarters address of the related Borrower;

          (iii) the original principal balance thereof;

          (iv) the outstanding principal balance thereof as of the Closing Date (if different than the original principal balance);

          (v) the amount of the related Monthly Payment due on the first Due Date following the Closing Date;

          (vi) the Interest Rate for the first Due Date following the Closing Date;

          (vii) the Stated Maturity Date;

          (viii) the amortization term;

          (ix) a code indicating whether such Loan is a Mortgage Loan, Equipment Loan or Corporate Secured Loan;

          (x) if such Loan is an Adjustable Rate Loan, the related Gross Margin;

          (xi) if such Loan is an Adjustable Rate Loan, the related Maximum Rate, if applicable;

          (xii) if such Loan is an Adjustable Rate Loan, the related Minimum Rate, if applicable; and

          (xiii) the related Single Borrower Group Concentration.

     "Master Bailee Agreement": A Master Bailee Agreement, among the Purchaser, the Seller and a Bailee, substantially in the form of Exhibit I attached hereto as the same may be amended, supplemented or otherwise modified from time to time.

     "Master Escrow Agreement": A Master Escrow Agreement, among the Purchaser, the Seller and a Title Insurer, substantially in the form of Exhibit J attached hereto as the same may be amended, supplemented or otherwise modified from time to time.

     "Maximum Rate": To the extent applicable with respect to each Adjustable Rate Loan, the fixed percentage rate specified in the related Note as the highest rate to which the Interest Rate on such Loan may be increased on any Interest Rate Adjustment Date.

     "Minimum Rate": To the extent applicable with respect to each Adjustable Rate Loan, the fixed percentage rate specified in the related Note as the lowest rate to which the Interest Rate on such Loan may be decreased on any Interest Rate Adjustment Date.

     "Monthly Payment": With respect to each Loan, the scheduled combined payment of principal and interest (including any Balloon Payment) payable by a Borrower from time to time under the related Note.

     "Mortgage": With respect to any Mortgage Loan and, to the extent applicable, any Corporate Secured Loan, the mortgage, deed of trust, deed to secure debt or similar document, including any such document that includes a security agreement (and, if applicable and contained in a separate document, the security agreement) that secures, in whole or in part, the related Note and creates a lien on the related Mortgaged Property.

     "Mortgage Loan": A loan secured by a valid and enforceable, first priority lien on Mortgaged Property used in or related to the operation of a Chain Store Facility.

     "Mortgaged Property": With respect to each Mortgage Loan, and to the extent applicable, any Corporate Secured Loan, the related mortgagor's fee and/or leasehold interest in real property (including all improvements, buildings, fixtures, leases and, under certain circumstances, building equipment and personal property located thereon or used in connection therewith, and all additions, alterations and replacements made at any time with respect to the foregoing), and all other collateral securing repayment of the debt evidenced by the related Note and the related mortgagor's interest therein.

     "Negative Amortization": As defined in Section 1.01 of the Servicing Agreement.

     "Negative Amortization Cap": As defined in Section 1.01 of the Servicing Agreement.

     "Non-Termination-Related   Covered   Disputes":   As   defined  in  Section
9.10(c)(ii).

     "Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such promissory note.

     "Opinion of Counsel": A written opinion of counsel for the Person on behalf of whom the opinion is being given, acceptable to the party requiring such opinion in its reasonable discretion.

     "Payment Period": As defined in Section 1.01 of the Servicing Agreement.

     "Person": An individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. "Pollution Condition": As defined in Section 1.01 of the Servicing Agreement.

     "Pricing Letter": The Pricing Letter, dated as of even date herewith, between the Seller and the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time, including pursuant to Section 2.02(b).

     "Prospective Loan": As defined in Section 2.03(a).

     "Purchase Price": With respect to each Loan, the amount calculated in accordance with Section 2.02(a).

     "Purchase Terms Amendment": With respect to each Loan Group, the agreement with the related Change Approval Sheet attached thereto, executed by the Purchaser and the Seller in accordance with the terms of this Agreement and substantially in the form of Exhibit B hereto, by which the related Purchase Terms Letter is supplemented or amended.

     "Purchase Terms Letter": With respect to each Loan Group, the letter agreement with the related Loan Approval Sheet attached thereto, executed by the Purchaser and the Seller in accordance with the terms of this Agreement and substantially in the form of Exhibit A hereto, that evidences the Seller's agreement to sell, and the Purchaser's agreement to purchase, the related Loan(s).

     "Purchaser": Washington Mutual Bank, FA, and its permitted successors and assigns.

     "Purchaser Reimbursement Amount": As defined in the Pricing Letter.

     "Purchaser Termination Event": As defined in Section 8.01(d).

     "Purchaser's Funding Representative": Any of the individuals listed in Exhibit M hereto, as such list may be changed from time to time by the Purchaser with written notice to the Seller.

     "Purchaser's Origination Representative": Any of the individuals listed in Exhibit N hereto, as such list may be changed from time to time by the Purchaser with written notice to the Seller.

     "Recordable  Documents":  The documents  referred to in clauses (ii), (iv),
(v), (vi), (vii) (to the extent appropriate) and (ix) of the definition of Loan File herein.

     "Registration Rights Agreement": The Registration Rights Agreement, dated as of even date herewith, between FFCA and WMI.

     "Rejected Loan": As defined in Sections 2.03(d), (h) and (i).

     "Repurchase Price": With respect to any Loan to be repurchased by the Seller pursuant to Section 5.03, an amount equal to (a) the Purchase Price paid by the Purchaser for such Loan, together with all accrued and unpaid interest on such Loan at the related Interest Rate to but not including the date of repurchase, minus (b) the sum of (i) all payments of principal received by, or on behalf of, the Purchaser in connection with such Loan and (ii) any portion of any Seller Reimbursement Amounts paid in respect of such Loan (minus any Purchaser Reimbursement Amounts paid by the Purchaser to the Seller in respect of such Loan).

     "Required Endorsements": With respect to the title insurance policy insuring any Mortgaged Property securing a Loan, the endorsements set forth on
Schedule 4 hereto, as the same may be amended from time to time in writing, which, except as otherwise approved by the Purchaser, are required to be obtained from the Title Insurer for each Loan to the extent such endorsements are appropriate and available in the jurisdiction in which the related Mortgaged Property is located.

     "Security Agreement": With respect to any Equipment Loan and, to the extent applicable, any Corporate Secured Loan, the pledge, security agreement or similar instrument that secures the related Note and creates a lien on the related Equipment.

     "Seller": FFCA Acquisition Corporation, and its permitted successors and assigns.

     "Seller Proprietary Information": Any information (a) regarding existing and potential customers, marketing and industry research studies, pricing and deal structure, plans and prospects for new or modified products, underwriting guidelines, models and procedures, and servicing guidelines and procedures developed by or for the Seller or its Affiliates and provided to the Purchaser, but excluding (b) any information (x) that is or becomes generally available to the public (other than as a breach of the Purchaser's obligation pursuant to Section 7.03(b)) or (y) that is or becomes available to the Purchaser on a non-confidential basis from a Person other than the Seller or its Affiliates who is not known by the Purchaser to be bound by a confidentiality agreement with the Seller or to otherwise be under an obligation to the Seller not to transmit the information to the Purchaser.

     "Seller Reimbursement Amount": As defined in the Pricing Letter.

     "Seller Termination Event": As defined in Section 8.01(c).

     "Seller's Representative": Any of the individuals listed in Exhibit O hereto, as such list may be changed from time to time by the Seller with written notice to the Purchaser.

     "Servicer": FFCA, or its permitted successors and assigns, pursuant to the Servicing Agreement.

     "Servicer's Loan File": As defined in Section 2.05.

     "Servicing Agreement": The Servicing Agreement, dated as of even date herewith, between FFCA, as Servicer and Washington Mutual Bank, FA, as Owner, as the same may be amended, supplemented or otherwise modified from time to time.

     "Servicing  Standard":   As  defined  in  Section  1.01  of  the  Servicing
Agreement.

     "Single Borrower Group Concentration": The outstanding principal balance of Loans to each Borrower Group on any date of determination.

     "Single Borrower Group Concentration Limit": As defined in the Pricing Letter.

     "Stated Maturity Date": With respect to any Loan, the Due Date specified in the related Note on which the last payment of principal is due and payable under the terms of such Note.

     "Termination Date": As defined in Section 8.01(a).

     "Termination-Related Covered Dispute": As defined in Section 9.10(c)(i).

     "Title Insurer": As defined in Section 2.05.

     "Title Matters Indemnity Agreement": With respect to each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, an agreement (if any) between the Borrower and the Seller, indemnifying the Seller for any losses arising from title matters, including without limitation, zoning, use, covenants, conditions and restrictions and encroachments, provided that (i) the related title matters do not, individually or in the aggregate, materially and adversely affect the current use, value or marketability of the related Mortgaged Property, and appropriate title insurance coverage for such matters is not available in the jurisdiction in which the related Mortgaged Property is located or (ii) such agreement is approved by the Purchaser.

     "Trust Receipt": A trust receipt and certification, in substantially the form of Exhibit A to the Master Bailee Agreement, issued by a Bailee pursuant to the Master Bailee Agreement.

     "UCC or Uniform Commercial Code": The Uniform Commercial Code as in effect in any applicable jurisdiction.

     "UCC Financing Statement": One or more financing statements executed and either filed or recorded or in a form suitable for filing or recording under the UCC.

     "Warrant": The Warrant to purchase common stock issued by FFCA to WMI on December 14, 1999.

     "Warrant Agreement": The Warrant Agreement, dated as of even date herewith, between FFCA and WMI.

     "WMB Account": As defined in Section 2.04.

     "WMI": Washington Mutual, Inc.

                                   ARTICLE II

                           PURCHASE AND SALE OF LOANS

     Section 2.01. AGREEMENT TO PURCHASE.

     From time to time during the Agreement Term, the Purchaser agrees to purchase and the Seller agrees to sell one or more Loans originated by the Seller pursuant to and in accordance with the terms and conditions of this Agreement. Each such agreement shall be evidenced by a Final Purchase Terms Letter. The sale and transfer of each Loan shall not include the transfer of any servicing rights with respect to any such Loan so long as such Loan is being serviced under the Servicing Agreement.

     Commencing on the Effective Date, the Seller will offer to the Purchaser each loan being originated by the Seller that is an Eligible Loan approved by the Seller's investment committee after the Effective Date and that the Seller reasonably believes is reasonably likely to meet the requirements of this Agreement and the Guidelines and Manual and otherwise qualifies for sale hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser acknowledges that the Seller may originate loans (which may be Eligible Loans) to the same Borrower Group with a Single Borrower Group Concentration in excess of the Single Borrower Group Concentration Limit (all of such loans to a single Borrower Group, an "Excess Concentration Loan"). The Seller shall offer a principal amount (determined by the Seller in its sole discretion) of each such Excess Concentration Loan to the Purchaser hereunder up to the Single Borrower Group Concentration Limit. Whether or not the Purchaser purchases any portion of such Excess Concentration Loans, the Purchaser will cooperate reasonably and in good faith with the Seller in permitting the Seller to sell or pool for securitization other Eligible Loans in order to offset the concentration of any such Excess Concentration Loans (or portions thereof) not purchased by the Purchaser.

     During the Agreement Term, the Purchaser shall not, and shall cause its Affiliates not to, enter into any agreement or series of agreements with any third party to purchase on a flow, volume or repetitive basis, loans of the same or a similar type as the Eligible Loans; provided, however, that the Purchaser shall not be precluded from purchasing individual loans and/or loan pools and/or portfolios of loans (or participations, syndications or certificated interests in such loans) of the same or a similar type as the Eligible Loans and which are not acquired, directly or indirectly, on a flow or volume basis. In the event that, during any calendar year, the Seller offers Eligible Loans to the Purchaser pursuant to this Section 2.01 with a proposed aggregate principal balance of less than $1 billion, the Purchaser may, after the end of any such calendar year, provide notice to the Seller that it desires to increase the volume of Eligible Loans to be presented to it under this Agreement and, upon receipt of such notice, the Seller and the Purchaser shall cooperate reasonably and in good faith to increase the volume of Eligible Loans to be presented by the Seller, commencing with the following calendar quarter, including by expanding the loan types that qualify as Eligible Loans. In the event that the Seller is thereafter unable to offer Eligible Loans to the Purchaser during the following three calendar quarters with a proposed aggregate principal balance of at least $1.25 billion, the Purchaser shall be entitled to enter into an agreement with any third party to purchase loans of the same or similar type as the Eligible Loans, including on a flow and/or volume basis. In addition, in the event that the Purchaser desires to increase the volume of Eligible Loans reasonably expected to be presented to it under this Agreement over a specified period of time, the Purchaser shall submit a proposed business plan to the Seller and, upon receipt of such plan, the Seller and the Purchaser shall negotiate reasonably and in good faith to develop a mutually acceptable business plan to increase the volume of Eligible Loans expected to be presented by the Seller under this Agreement to a level acceptable to the Purchaser for such specified period, including by expanding the loan types that qualify as Eligible Loans. In the event that the Seller and the Purchaser are unable, following reasonable and good faith negotiations over a 45 day period, to agree upon such a business plan, the Purchaser shall be entitled to enter into an agreement with any third party to purchase loans of the same or similar type as the Eligible Loans, including on a flow and/or volume basis.

     Section 2.02. PURCHASE PRICE.

     (a) The Purchase Price for each Loan included in a Loan Group shall be calculated pursuant to the Pricing Letter and shall be set forth in the related Funding Notice. The Seller shall pay Seller Reimbursement Amounts, if any, to the Purchaser in accordance with the Pricing Letter. The Purchaser shall pay Purchaser Reimbursement Amounts, if any, to the Seller in accordance with the Pricing Letter. The Seller shall have no further obligation to pay Seller

Reimbursement Amounts and the Purchaser shall have no further obligation to pay Purchaser Reimbursement Amounts upon termination of the Servicing Agreement in accordance with Section 8.02(b) of the Servicing Agreement and payment of the termination fee in accordance with such Section.

     (b) If, during any calendar quarter, (i) 30% or more of the number of Loans purchased by the Purchaser hereunder have a Purchase Price less than the Base Price or (ii) 30% or more of the number of Loans purchased by the Purchaser hereunder have a Purchase Price greater than Cap Price, then within ten days of the end of such calendar quarter, the Seller (in the case of clause (i)) or the Purchaser (in the case of clause (ii)) may give notice to the other party of its desire to meet (in person or by telephone) to negotiate a revised formula for the calculation of the Purchase Price. If such a notice is given, the parties shall meet (in person or by telephone) no later than fifteen days following the date of such notice and, if the parties are unable, following good faith and reasonable negotiations, to agree on a revised pricing formula within fifteen days following such meeting, the Seller (in the case of clause (i) above) or the Purchaser (in the case of clause (ii) above) shall be entitled to terminate this Agreement pursuant to Section 8.01(c)(5) or Section 8.01(d)(4), respectively. If the parties agree upon a revised pricing formula, the Purchaser and the Seller shall amend the Pricing Letter accordingly.

     Section 2.03. LOAN ORIGINATION PROCEDURES.

     The Seller shall underwrite each Eligible Loan in accordance with the terms of the underwriting specifications and guidelines set forth in the Guidelines and Manual. The following procedures shall be followed in connection with the underwriting and origination of each Loan pursuant to this Agreement:

          (a) The Seller will obtain preliminary underwriting information from a prospective borrower and, if the Seller determines that the prospective loan would be reasonably likely to be eligible for purchase under this Agreement (a "Prospective Loan"), the Seller shall submit to the Purchaser a proposal (the "Loan Proposal") for such Prospective Loan, which shall include the "internal credit write-up" required by the Guidelines and Manual and the items listed on
Schedule 1, at or about the time such Loan Proposal is submitted to the Seller's investment committee. The Seller may transmit such Loan Proposal to the Purchaser electronically, by facsimile or by overnight courier.

          (b) The Seller shall hold a meeting of its investment committee as soon as reasonably practicable after the Loan Proposal is submitted to the Purchaser. The Purchaser shall be entitled to designate one or more representatives to participate by teleconference in the meeting of the Seller's investment committee relating to the Prospective Loan. The Purchaser's representatives shall not have the right to vote in any meeting of the Seller's investment committee.

          (c) The Seller shall notify the Purchaser of the decision of the Seller's investment committee with respect to the Prospective Loan, which, in the case of a Prospective Loan that is approved by the Seller's investment committee, shall be by delivery of the Seller's appropriately executed loan approval sheet (each, a "Loan Approval Sheet") setting forth, among other things, any conditions imposed by the investment committee on the issuance of a commitment to make the Prospective Loan.

          (d) Within three Business Days after its receipt of a Loan Approval Sheet indicating that the Seller's investment committee has approved the issuance of a commitment to make such Prospective Loan, the Purchaser shall notify the Seller, by (in the case of (i) or (ii) below) delivery of an executed Purchase Terms Letter, whether the Prospective Loan is (i) approved for purchase, (ii) approved for purchase subject to conditions (including a different principal amount) or (iii) not approved for purchase. If the Purchaser does not so notify the Seller within such three Business Day period, the Purchaser will be deemed to have rejected the Prospective Loan. If the Purchaser approves the Prospective Loan pursuant to the foregoing clause (i), the Prospective Loan shall constitute an "Approved Loan" for purposes of this Agreement. If the Purchaser rejects or is deemed to reject the Prospective Loan, the Prospective Loan shall constitute a "Rejected Loan" for purposes of this Agreement. If a Prospective Loan is approved by the Purchaser for purchase subject to conditions (which shall be set forth in the Purchase Terms Letter), the Seller shall notify the Purchaser, within two Business Days after its receipt of an executed Purchase Terms Letter, that the Seller either (i) accepts such conditions (by executing and returning the Purchase Terms Letter) or (ii) rejects such conditions. If the Seller does not notify the Purchaser of its acceptance or rejection of such conditions within such two Business Days, the Seller will be deemed to have rejected such conditions. If the Seller accepts such conditions, the Prospective Loan will constitute an "Approved Loan" for purposes of this Agreement, and if the Seller rejects or is deemed to reject such conditions, the Prospective Loan will constitute a "Rejected Loan" for purposes of this Agreement.

          (e) Upon execution of a Purchase Terms Letter, the Purchaser shall be committed to purchase such Approved Loan on the terms and conditions of this Agreement.

          (f) The Seller shall provide the Purchaser with a copy of a fully executed commitment letter between the prospective Borrower and the Seller within three Business Days after the Seller's receipt of both such fully executed commitment letter and any deposit required to be paid in connection therewith.

          (g) As soon as reasonably practicable after execution of a Purchase Terms Letter with respect to any Approved Loan, the Seller, to the extent applicable, shall cause the prospective Borrower (or other party on behalf of the Borrower) to complete an environmental questionnaire in the form required by the Environmental Insurer. As soon as reasonably practicable after receipt of the executed environmental questionnaire from the prospective Borrower, the Seller shall deliver a copy of the completed questionnaire to the Purchaser. With respect to Approved Loans that will not be insured under an Environmental Policy, the Seller shall deliver to the Purchaser a copy of the Phase I environmental assessment and any Phase II environmental assessment recommended thereby as soon as reasonably practicable after receipt thereof.

          (h) As soon as reasonably practicable after execution of a Purchase Terms Letter with respect to any Approved Loan, the Seller will cause to be conducted a site inspection of the Mortgaged Property proposed to secure the Approved Loan. The Seller shall cause to be prepared a written report summarizing the results of such inspection. The Seller shall provide to the Purchaser a copy of such written report as soon as reasonably practicable after completion thereof, but in no event later than ten Business Days prior to the anticipated Closing Date. Within two Business Days after its receipt of the written inspection report, the Purchaser may notify the Seller whether the results of such inspection require a reduction of the amount of such Approved Loan, in which case the Seller shall, within two Business Days after its receipt of such notice, notify the Purchaser whether such reduced amount is acceptable or unacceptable. If such reduced amount is unacceptable to the Seller, such Approved Loan shall become a "Rejected Loan" for purposes of this Agreement. If such reduced amount is acceptable, the parties shall execute a Purchase Terms Amendment reflecting such reduced amount. In the event that the Purchaser does not respond within such two Business Day period, the Seller shall send a written notice to the Purchaser requesting a response to the inspection report, and in the event the Purchaser does not respond within one Business Day after its receipt of such notice, the Purchaser shall be deemed to have approved the results of the site inspection.

          (i) In the event of a proposed change in any of the material terms of the Approved Loan set forth in the Purchase Terms Letter, the Seller shall submit such proposed change for appropriate approvals in accordance with the Guidelines and Manual. Without limiting the foregoing, any of the changes set forth on Schedule 2 shall be deemed to be material. To the extent the proposed change requires the approval of the Seller's investment committee, the Seller shall provide the Purchaser with a copy of the "internal credit write-up" with respect to the proposed change and the Purchaser shall be entitled to designate one or more representatives to participate in the meeting of the investment committee relating to such proposed change as described in subsection (b) of this Section 2.03. In the event the Seller approves any proposed material change, the Seller shall so notify the Purchaser by delivering a Purchase Terms Amendment substantially in the form of Exhibit B hereto, with a copy of the Seller's appropriately executed change approval sheet (each, a "Change Approval Sheet") attached, and, within two Business Days of such notice, the Purchaser shall execute the Purchase Terms Amendment if it approves of the proposed change or notify the Seller of its rejection of the proposed change. In the event that the Purchaser does not respond within such two Business Day period, the Purchaser shall be deemed to have rejected such proposed change and, unless the Seller and the prospective Borrower agree not to make such proposed change, such Loan shall constitute a "Rejected Loan" for purposes of this Agreement.

          (j) The Loans will be originated on the Seller's form Loan Documents in Approved Form, with appropriate variations incorporating the terms of the Loan Approval Sheet, any Change Approval Sheets and the Final Purchase Terms Letter, applicable state law requirements and such other terms (not expressly specified in the Final Purchase Terms Letter, the Loan Approval Sheet or any Change Approval Sheets) as the Seller determines in its reasonable judgment do not materially and adversely affect the security and other benefits intended to be provided to the lender by such Loan Documents; provided, however, that no variation or change set forth on Schedule 3 may be made to the Approved Form of the Seller's Loan Documents without notice to and approval of the Purchaser's legal department.

          (k) The Seller shall deliver (electronically or by facsimile) to Purchaser's Funding Representative, on each Business Day, its Approved Loan pipeline status report setting forth the anticipated Funding Date for each Approved Loan for the immediately following 20 days.

          (l) Notwithstanding anything in Section 9.01 to the contrary, the notices and executed documents required to be delivered pursuant to this Section
2.03 shall be delivered by facsimile transmission and overnight courier to Seller's Representative and Purchaser's Origination Representative (or, in the case of subclause (j) above, the Purchaser's legal department), as applicable, at the telecopy number and address specified in Section 9.01 hereof; provided, however, that for purposes of any notices under this Section 2.03 only, receipt shall be deemed to occur upon receipt of the required facsimile transmission at the applicable telecopy number.

     Section 2.04. FUNDING PROCEDURES.

     The Purchaser shall purchase each Approved Loan on the date on which such Approved Loan is closed with the related Borrower (the "Funding Date") or, if the Seller elects in its sole discretion to close such Approved Loan with its own funds, on such subsequent date as the Seller may specify by written notice to the Purchaser, subject only to:

          (a) receipt by Purchaser's Funding Representative, not later than 4:00 p.m. (Seattle, Washington time) on the Business Day preceding the Closing Date, of notice from the Seller substantially in the form of Exhibit L hereto (a "Funding Notice"), provided, that if such Closing Date changes, the Seller shall promptly notify Purchaser's Funding Representative by telephone and forward a revised Funding Notice setting forth the Closing Date as changed; and

          (b) receipt by Purchaser's Funding Representative, not later than 4:00 p.m. (Seattle, Washington time) on the Business Day preceding the Closing Date, of a Trust Receipt executed by the Bailee evidencing that such Bailee is in possession of the documents required to be delivered under the related Master Bailee Agreement.

          Upon satisfaction of the foregoing conditions, the Purchaser shall pay the Purchase Price by wire transfer or credit of immediately available funds to the account(s) designated by the Seller in the Funding Notice (i) not later than 5:00 p.m. (Seattle, Washington time) on the Business Day preceding the Closing Date if the Seller designates a non-compensating account in the name of the Title Insurer at Washington Mutual Bank (any such account, a "WMB Account") and
(ii) not later than 10:00 a.m. (Seattle, Washington time) on the Closing Date if the Seller designates any account other than a WMB Account. In the event the closing of the sale and purchase of the Approved Loan with the related Borrower does not occur on the date specified in the related Funding Notice (the "Failed Closing Date"), the Seller may, at its option, not later than 1:30 p.m. (Seattle, Washington time) on the Failed Closing Date, return (or cause the return of) the Purchase Price to the Purchaser by wire transfer of immediately available funds (in which case the Seller shall have no liability therefor); provided, however, that in the event the Purchase Price is not being held in a WMB Account and the Seller for any reason does not (or is unable to) return the Purchase Price to the Purchaser by such time, the Seller shall pay to the Purchaser, on demand, interest on the Purchase Price at the greater of (i) the Purchaser's then applicable cost of funds and (ii) the amount of interest, if any, collected by the Seller from the related Borrower with respect to such funds, from the Failed Closing Date through, but not including, the date on which the Purchase Price is returned to and received by the Purchaser or the date on which the closing of the Approved Loan with the related Borrower takes place, which in either case shall not occur more than five Business Days after the Failed Closing Date (or two Business Days if the Purchase Price is held in a WMB Account). The Seller shall notify Purchaser's Funding Representative by telephone no later than noon (Seattle, Washington time) on any day the Seller proposes to return by wire transfer any Purchase Price payment to the Purchaser.

          The Seller's records and computer files shall be appropriately marked to clearly reflect the sale of the Loans (but not the servicing in respect thereof) to the Purchaser.

          (c) Notwithstanding anything in Section 9.01 to the contrary, the notices and executed documents required to be delivered pursuant to this Section
2.04 shall be delivered by facsimile transmission and overnight courier to Seller's Representative and Purchaser's Funding Representative, as applicable, at the telecopy number and address specified in Section 9.01 hereof; provided, however, that for purposes of this Section 2.04 only, receipt shall be deemed to occur upon receipt of the required facsimile transmission at the applicable telecopy number.

     Section 2.05. DELIVERY OF LOAN DOCUMENTS.

     In connection with the sale of a Loan Group to the Purchaser hereunder, the Seller shall (i) on or before the Closing Date for such Loan Group, deliver the Recordable Documents (to the extent such Recordable Documents have not previously been recorded or filed, as applicable, or delivered for recording or filing, as applicable) to the Bailee for delivery to the title insurance company that will issue the lender's title insurance policy insuring the lien of the related Mortgage (the "Title Insurer"), which Title Insurer shall, on or promptly following the Closing Date, deliver such original documents to the appropriate public office for recording or filing, as applicable, (ii) cause the related Bailee to deliver, within three Business Days after the Closing Date for such Loan Group, the Loan Files to the Purchaser by overnight courier, and (iii) deliver the original Recordable Documents (to the extent such original documents are not included in the Loan File delivered by the Bailee pursuant to clause
(ii) of this Section 2.05) to the Purchaser promptly after the Seller receives the same from the applicable public offices after recording or filing thereof.

     The Seller shall deliver to the Servicer all material original documents related to such Loan Group that are not required to be delivered to the Purchaser or filed or recorded hereunder and copies of all of the documents constituting the Loan File (collectively, together with any other documents maintained by the Servicer with respect to such Loan Group, the "Servicer's Loan File").

     Section 2.06. INDEMNIFICATION BY PURCHASER.

          (a) If (i) a Final Purchase Terms Letter has been executed, (ii) the Seller has satisfied the requirements of Section 2.04 hereof, and (iii) the Purchaser fails to purchase the related Loans on such Closing Date, the Purchaser shall indemnify the Seller and its Affiliates and hold them harmless against any and all claims, losses, damages, penalties, punitive damages, fines, forfeitures, costs, judgments, and any other costs, fees and expenses (including the Seller's reasonable legal fees and disbursements) that the Seller or its Affiliates may sustain and that result from such failure of the Purchaser (excluding the Seller's lost profits); provided, however, that the Purchaser shall not be liable to the Seller or its Affiliates pursuant to this Section 2.06(a) if the Purchaser's failure to purchase any Approved Loan resulted from any material mistake or error in any information contained in the related Funding Notice provided by the Seller to the Purchaser.

          (b) In the event that any action or proceeding shall be commenced or claim asserted which may entitle the Seller to be indemnified under this Agreement, the Seller shall give the Purchaser written notice of such action or claim reasonably promptly after receipt of notice thereof by the Seller. The Purchaser shall be entitled to participate in and, upon notice to the Seller, assume the defense of any such action or claim (with counsel reasonably acceptable to the Seller) in reasonable cooperation with, and with the reasonable cooperation of, the Seller. The Purchaser shall not be liable for any settlement of any such claim or action unless the Purchaser shall have consented thereto or be in default in its obligations under this Section 2.06(b).

          (c) All rights and remedies under this Section 2.06 are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     Section 2.07. SERVICING.

     Each Loan purchased by the Purchaser under this Agreement shall be serviced by FFCA pursuant to the terms and conditions of the Servicing Agreement.

     Section 2.08. CLOSING COSTS.

     In connection with the transfer and delivery of any Loans on any Closing Date pursuant to the terms of this Agreement, the Purchaser shall pay its expenses, if any, including the legal fees and expenses of its attorneys. The Seller shall pay, or shall cause to be paid by third parties, all other costs and expenses incurred in connection with the transfer and delivery of the Loans, including without limitation recording fees, the fees of the Bailee (if applicable), fees for title insurance policy premiums and endorsements, fees for recording or filing the Recordable Documents and the Seller's attorney's fees and expenses.

                                  ARTICLE III

                                    RESERVED

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.01. EXECUTION DATE.

     The delivery by the Seller and the Purchaser of this Agreement shall be conditioned on the delivery by the other party hereto of duly authorized and fully executed originals of the following documents applicable to such party or such party's Affiliate:

          (a) this Agreement, including the Pricing Letter;

          (b) the Guaranty;

          (c) the Servicing Agreement;

          (d) the Warrant Agreement, the Warrant and the Registration Rights Agreement;

          (e) a certificate of the President or any Executive Vice President of the Seller and the Secretary or an Assistant Secretary of the Seller, in the form attached hereto as Exhibit D, including all attachments thereto;

          (f) a certificate of the President, any Group President, any Vice Chair or any Senior Executive Vice President or Senior Vice President of the Purchaser and the Secretary or an Assistant Secretary of the Purchaser, in the form attached hereto as Exhibit F, including all attachments thereto;

          (g) a certificate of the President or any Executive Vice President of FFCA and the Secretary or an Assistant Secretary of FFCA, in the form attached hereto as Exhibit E, including all attachments thereto;

          (h) an Opinion of Counsel for the Seller and, with respect to the Servicing Agreement, the Guaranty, the Warrant Agreement, the Warrant and the Registration Rights Agreement, FFCA, substantially in the form agreed to by the parties hereto; and

          (i) an Opinion of Counsel for the Purchaser, substantially in the form agreed to by the parties hereto.

     Section 4.02. EFFECTIVE DATE.

     The effectiveness of this Agreement on the Effective Date is conditioned on the occurrence of each of the following events and satisfaction of the conditions in Section 6.02 on or before the Effective Date:

     (a) delivery to the Purchaser of a copy of the Guidelines and Manual in Approved Form;

     (b) delivery to the Purchaser of copies of the Seller's form Loan Documents for Eligible Loans in Approved Form; and

     (c) confirmation to the Purchaser that the Employment Agreements have been duly authorized, executed and delivered by the parties thereto.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES; REMEDIES

     Section 5.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     The Seller represents and warrants to the Purchaser as of the date of this Agreement, and, by delivery of a Funding Notice, the Seller shall be deemed to represent and warrant as of each related Closing Date, as follows:

          (a) The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions in which Collateral for any of the Loans is located and in which the failure to so qualify would have a material adverse effect on the enforceability of such Loan.

          (b) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute an event which, with notice or lapse of time or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which the Seller is a party or by which it or its assets are bound.

          (c) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

          (d) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to
(A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental authority, which violation, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          (f) No litigation is pending or, to the Seller's knowledge, threatened against the Seller that, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or that, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     Section 5.02. REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL LOANS.

     Except as set forth in the related Final Purchase Terms Letter and attachments or as otherwise disclosed to, and approved by, the Purchaser, by delivery of a Funding Notice the Seller shall be deemed to represent and warrant to the Purchaser, with respect to each Loan transferred on any Closing Date and as of that Closing Date, as follows:

          (a) Immediately prior to sale to the Purchaser, the Seller has good and marketable title to, and is the sole owner and holder of, the Loan.

          (b) Immediately prior to sale to the Purchaser, the Seller has full right and authority to sell, assign, transfer and pledge the Loan.

          (c) The Seller is transferring the Loan and all legal and beneficial interest therein to the Purchaser free and clear of any and all liens, pledges, equities, charges, claims or security interests of any nature encumbering the Loan and any and all ownership or participation interest therein in favor of any third party.

          (d) With respect to each Mortgage Loan, the related Servicer's Loan File includes a survey of each parcel or group of contiguous parcels of real property encumbered by the related Mortgage, certified to the Seller and its successors and assigns and to the title insurance company, which is prepared generally in accordance with minimum standards for surveys as determined by ALTA or equivalent at the time of origination of such Loan and contains the signature and seal of a licensed engineer or surveyor affixed thereto.

          (e) With respect to each Mortgage Loan, the related assignment of Mortgage and assignment of leases and rents (if any), constitutes the legal, valid and binding assignment of the Mortgage and the related assignment of leases and rents from the Seller. The endorsement of each Note is genuine, properly endorsed and constitutes the legal, valid and binding assignment of the Note and, together with the assignment of Mortgage, assignment of leases and rents (if any) and Bill of Sale, legally and validly conveys all right, title and interest in the subject Loan to the Purchaser.

          (f) With respect to each Equipment Loan, the endorsement of the related Note is genuine, properly endorsed and constitutes the legal, valid and binding assignment of the Note and, together with the assignment of the Security Agreement and the Bill of Sale, legally and validly conveys all right, title and interest in the subject Equipment Loan to the Purchaser.

          (g) With respect to each Mortgage Loan, the lien of the related Mortgage is insured by an American Land Title Association form of lender's title insurance policy or a binding commitment therefor (or a policy on an equivalent form), insuring the mortgagee, its successors and assigns (A) as to the first priority lien of such Mortgage on the related Mortgaged Property in the sum of not less than the original principal amount of the Loan after all advances of principal and, to the maximum extent available with respect to each Adjustable Rate Loan, any Negative Amortization that may be payable with respect thereto, subject only to (1) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable or payable but not yet delinquent, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally, which are specifically referred to in the related lender's title insurance policy and which do not, individually or in the aggregate, materially and adversely affect the current use, value or marketability of such Mortgaged Property, or which are insured over by title insurance or are the subject of a Title Matters Indemnity Agreement contained in the Servicer's Loan File with respect to such Loan and
(3) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the current use, value or marketability of such Mortgaged Property, and (B) to the maximum extent available with respect to any Adjustable Rate Loan, against any loss by reason of the invalidity or unenforceability of the lien of the related Mortgage resulting from any provisions of the related Note providing for interest on interest, changes in the Interest Rate on such Mortgage Loan or Negative Amortization with respect thereto. Such policy has all the Required Endorsements. In the case of a Mortgage Loan for which the Closing Date occurred on the Funding Date, such policy shall name as insureds in Schedule A thereto both the Seller and "Washington Mutual Bank, FA, and its successors and assigns, as their interests may appear." All premiums due for such policy and endorsements have been paid in full. Such policy is assignable without the consent of or any notification to the insurer and is in full force and effect.

No claims have been made by the Seller under such policy and no Person claiming through the Seller has done, by act or omission, and the Seller does not have any knowledge of any matter that would impair or diminish the coverage of such policy;

          (h) (i) Any assignment of leases and/or rents and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and
(C) applicable state laws, which state laws will not materially interfere with the practical realization of the principal benefits or security provided thereby. No person other than the related Borrower and the assignee of said assignment of leases and rents has any ownership interest in or claim upon rents and other payments due to Borrower under a lease or other arrangement covered by said assignment. A UCC-1 Financing Statement with respect to all property subject to such assignment of leases and/or rents has been filed and/or recorded (or sent for filing and/or recording promptly following the Closing Date) in all places necessary to perfect a valid first priority lien thereon.

               (ii) With respect to each Equipment Loan, all Equipment subject to the related Security Agreement is the subject of a UCC-1 Financing Statement filed and/or recorded (or sent for filing and/or recording promptly following the Closing Date) in all places necessary to perfect a valid first priority lien thereon or, to the extent the related Equipment is securities or other instruments, the Seller has a valid first priority lien thereon perfected by possession.

          (i) In reliance on the Borrower's counsel's opinion contained in the Servicer's Loan File, if any, and the Title Policy contained in the Loan File, with respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

          (j) The information set forth in the Loan Schedule for such Loan is true, correct and complete in all material respects.

          (k) The Loan has been originated in accordance with all applicable law and the Guidelines and Manual, and the Loan has been documented in accordance with Section 2.03(j).

          (l) To the extent the Funding Date of the Loan is prior to the related Closing Date, the Loan has been serviced in accordance with applicable law, the terms of the related Loan Documents and the Servicing Standard.

          (m) To the extent the Funding Date of the Loan is prior to the related Closing Date, since the Funding Date, the terms of the related Note, Mortgage, if applicable, Security Agreements, if applicable, guaranties (if any) and other agreements and instruments in the Loan File have not been impaired, waived, modified, altered, satisfied, canceled or subordinated by the Seller in any respect, except, in each of the foregoing instances, (i) by written instruments that are a part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage, if applicable, and Security Agreements, if applicable, delivered to the Purchaser or its designee and (ii) to the extent the Purchaser's approval with respect to such matters would have been required under Section 2.03(i) or 2.03(j), with the Purchaser's consent.

          (n) No fraud, error, omission, misrepresentation or negligence with respect to the origination of the Loan has taken place on the part of the Seller.

          (o) The Loan is not a participation interest in a loan, but is a whole loan, and the Seller does not own and is not entitled to own any equity interest in the Borrower.

          (p) No taxes, ground rents, water charges, sewer rents, insurance premiums, governmental assessments (including the current portion of assessments payable in future installments) or other charges affecting the related
Collateral that, prior to the related Closing Date, became due and owing in respect of such Collateral, are delinquent.

          (q) Any escrow deposits and payments relating to the Loan are under the control of the Seller or Servicer and any amounts required to be deposited by the Borrower have been deposited.

          (r) There is no material default, breach, violation or event of acceleration on the part of the related Borrower existing under the related
Mortgage or Security Agreement or the related Note, and to the extent the Funding Date of the Loan is prior to the related Closing Date, no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration occurred during the period between the Funding Date and the Closing Date. The related Borrower for such Loan has not asserted any right of rescission, offset, defense, counterclaim, or abatement with respect to obligations under the Loan. To the extent the Funding Date of the Loan is prior to the related Closing Date, the Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing during the period between the Funding Date and the Closing Date and, pursuant to the terms of the related Mortgage or Security Agreement or the related Note, no person or party other than the holder of such Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Note.

          (s) To the best of the Seller's knowledge, (i) there is no pending total or partial condemnation of the related Mortgaged Property; (ii) the Collateral is free and clear of any damage or waste that would materially and adversely affect its current use or its value or marketability as security for the Loan; and (iii) the related Collateral is in good repair (reasonable wear and tear excepted) and has not been materially damaged by fire, wind or other cause, except for damage which (in the case of (ii) and (iii)) has not been fully repaired but for which insurance proceeds have been received or are reasonably expected to be received.

          (t) With respect to each Mortgage Loan, none of the improvements that are, or are intended to be, security for the Mortgage Loan lie outside of the boundaries and building restriction lines of the Mortgaged Property except for
(i) immaterial encroachments therefrom and (ii) those material encroachments insured over by title insurance or which are the subject of a Title Matters

Indemnity Agreement contained in the Servicer's Loan File with respect to such Mortgage Loan.

          (u) To the extent the Funding Date of the Loan is prior to the related Closing Date, the Loan is not delinquent in payment of principal or interest and has not been delinquent during the period between the Funding Date and the Closing Date.

          (v) The Seller has received an opinion of counsel to the effect that all parties (other than the Seller) to the related Note, Mortgage or Security Agreement, and any related agreements or guaranties had the power, authority and (except for Loans with respect to which the related Borrower is an individual) legal capacity to enter into, execute and deliver the same, and such Note, Mortgage or Security Agreement, related agreements and guaranties, if any, have been duly and properly executed and delivered by all parties (other than the Seller) and such documents constitute the legal, valid and binding obligations of such parties, enforceable against them in accordance with their respective terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (w) In connection with each Loan, the related Note, Mortgage or Security Agreement and other agreements executed in connection therewith:

               (i) have been completed in compliance with, or are exempt from, applicable state, federal and local laws and rules and regulations applicable to the Seller relating to the origination of and performance under the Loan, including, without limitation, usury, land sales, the offer and sale of
securities   and  equal   credit   opportunity   or   disclosure,   the  Federal
Truth-in-Lending Act, the Real Estate Settlement Procedure Act and other consumer protection laws and neither origination of such Loan nor consummation of the transactions contemplated hereby involved or will involve the violation of any such laws by the Seller; and

               (ii) have been (to the best of the Seller's knowledge based solely on an opinion of counsel to the same effect delivered on behalf of the related Borrower) duly authorized, executed and delivered;

               (iii) are enforceable in accordance with their respective terms, without defense, offset, counterclaim or right of rescission, except as enforcement may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) applicable state laws, which state laws will not materially interfere with the practical realization of the principal benefits or security provided thereby.

          (x) The Loan is not cross-collateralized or cross-defaulted with any obligation other than a Loan, and then only to the extent identified in the Final Purchase Terms Letter and attachments related to such Loan. For each Corporate Secured Loan, the related Borrower's obligations thereunder are cross-defaulted with such Borrower's obligations under the Mortgage Loans and the Equipment Loans (if any) associated with such Corporate Secured Loan. Every Mortgage Loan, Equipment Loan and Corporate Secured Loan with which the Loan is cross-collateralized or cross-defaulted has been sold and transferred, or is being sold and transferred to the Purchaser, prior to or concurrently with the transfer of such Loan. No Fixed Charge Coverage Ratio applicable to the related Borrower is calculated with reference to income or expenses of any premises other than a Mortgaged Property related to a Loan.

          (y) To the best of the Seller's knowledge, the related Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

          (z) The Mortgage or Security Agreement, as the case may be, prohibits any further pledge or lien on the Collateral, whether equal or subordinate to the lien of the Mortgage or Security Agreement, as the case may be, without the prior written consent of the holder. No such consent has been given.

          (aa) All Collateral is located within one of the 50 United States or the District of Columbia.

          (bb) With respect to each Loan for which the related Borrower has (i) a leasehold interest in one or more parcels of real estate and a fee simple interest in the buildings and improvements located thereon, or (ii) a leasehold interest in one or more parcels of real estate and the buildings and improvements located thereon:

               (i) the lease, or a memorandum thereof, has been recorded, and either any provisions of such lease that prohibit the related leasehold estate to be mortgaged have been waived or the lessor has consented to the Mortgage as a leasehold mortgage;

               (ii) the lease or the related estoppel certificate provides that the Borrower's interest in such lease is assignable to successors and assigns of the mortgagee with the consent of the lessor thereunder, which consent shall not be unreasonably withheld;

               (iii) the lessor has delivered an estoppel certificate stating that at the date of delivery of such estoppel certificate, the lease is in full force and effect and no default has occurred under such lease nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default thereunder;

               (iv) the mortgagee under the lease is permitted a reasonable opportunity to cure any default under such lease which is curable after the receipt of notice of such default before the lessor thereunder may terminate such lease;

               (v) the lease or applicable estoppel certificate provides that in the event of a termination of the lease, whether as a result of a bankruptcy of the related Borrower or otherwise, that the lessor thereunder will enter into a new lease with the mortgagee or its assignee, on substantially the same terms and conditions as the lease, provided that the mortgagee or its assignee cures any defaults thereunder which are capable of being cured by the mortgagee or its assignee;

               (vi) the lease or applicable estoppel certificate permits, in the event of a default by the related Borrower, a change in the use of the related Mortgaged Property with the consent of the lessor, which consent may not be unreasonably withheld;

               (vii) the lease or applicable estoppel certificate contains a covenant or agreement that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property for any reason, and a nondisturbance agreement exists that contains similar covenants or agreements which are binding on any mortgagees of such lessor;

               (viii) the lease has an original term that, together with any term or terms for which such lease may be renewed or extended by the related Borrower, extends to not earlier than the fifth anniversary of the stated maturity date of the related Loan.

          (cc) (i) Each Loan secured by Mortgaged Property at which petroleum products are sold or distributed is insured under an Environmental Policy; and

               (ii) Subject to clause (i) above, with respect to each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, either (A) the related Mortgaged Property is insured under an Environmental Policy or (B) (x) a Phase I environmental assessment was conducted with respect to the related Mortgaged Property that concluded that no further investigation was necessary or
(y) if such Phase I environmental assessment recommended further investigation, a Phase II environmental assessment was performed, and such Phase II environmental assessment concluded that no remediation or further action was required with respect to the related Mortgaged Property.

          (dd) With respect to each Equipment Loan, the related Security Agreement creates a valid, existing and enforceable first priority security interest in the related Equipment and, to the extent applicable, upon filing in the appropriate public office, such security interest is perfected as a first priority security interest under the UCC.

          (ee) (i) With respect to each Loan that is not identified as an Adjustable Rate Loan on the Loan Schedule, the Interest Rate with respect thereto is fixed throughout the term to maturity of such Loan.

               (ii) With respect to each Loan that is an Adjustable Rate Loan, the Interest Rate is subject to adjustment on the first day of each calendar month to equal the sum of LIBOR (as defined in the related Loan Documents) for such date and a fixed percentage, subject to a maximum rate and minimum rate in accordance with the terms thereof. Unless such Loan is a Balloon Loan, the initial amount of the Monthly Payment related to each Adjustable Rate Loan will fully amortize the original Principal Balance of such Loan over its original term to maturity at the initial Interest Rate thereon. The Monthly Payments on each such Loan will be equal to such amount until the first Payment Reset Date for such Loan, at which time, and on each succeeding Payment Reset Date thereafter, the amount of the Monthly Payments to be paid by the related Borrower will be adjusted for the next succeeding Payment Period to an amount that, except with respect to any Balloon Loan, will fully amortize the Principal Balance of such Loan on such Payment Reset Date at the Interest Rate for such Loan as determined on each December 15th prior to the next Payment Period over its remaining term to maturity. The amount of interest accrued on each of the Adjustable Rate Loans will be calculated based on a 360-day year and the actual number of days elapsed. Any Negative Amortization will be added to the Principal Balance of such Loan on such Due Date. If the Principal Balance of any Adjustable Rate Loan exceeds the product of the related Negative Amortization Cap and the original Principal Balance thereof after adding any Negative Amortization thereto, the related Borrower will be required to prepay such Loan on the immediately succeeding Due Date in an amount equal to the difference between such Principal Balance and such original principal balance. All adjustments to the Interest Rate on any Adjustable Rate Loan have been made in compliance with the terms of applicable law and the related Note.

          (ff) After giving effect to the purchase of such Loan by the Purchaser, no Single Borrower Group Concentration exceeds the Single Borrower Group Concentration Limit.

          (gg) With respect to each Mortgage Loan, the Seller has not satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument that would effect any such satisfaction, cancellation, rescission, subordination or release. Except as provided in the related Loan Documents in Approved Form or otherwise approved by the Purchaser, the terms of the Mortgage do not provide for a release of any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of all obligations under the related Note.

          (hh) With respect to each Mortgage Loan insured under an Environmental Policy, except as disclosed to the Purchaser in writing or as disclosed in the environmental questionnaire completed by the related Borrower (or other party on behalf of the Borrower), in each case prior to the Funding Date of such Loan, the Seller has no actual knowledge of any Pollution Condition on or under the Mortgaged Property securing such Loan.

          (ii) To the best of the Seller's knowledge after due inquiry, (i) the Mortgaged Property is in material compliance with applicable zoning ordinances affecting such Mortgaged Property for its current use and (ii) any nonconformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders. To the best of the Seller's knowledge, (i) the Mortgaged Property is in material compliance with applicable laws, rules, covenants and restrictions affecting the occupancy, use and operation of such Mortgaged Property for its current use, and (ii) all material licenses and certificates, including certificates of occupancy, whether by law, ordinance, regulation or insurance standards, required to be obtained with regard to the operation of a Chain Store Facility at the Mortgaged Property, have been obtained and are in full force and effect.

          (jj) For each Loan, the related Borrower has obtained and has in full force and effect insurance policies providing coverages of the types and in the amounts required by the Loan Documents, and the Seller has received and included in the Loan File the certificates of insurance to be provided by Borrower pursuant to the Loan Documents prior to or on the Closing Date.

     Section 5.03. DEFECT, BREACH, CURE AND REPURCHASE; INDEMNITY.

          (a) Within 90 days of being notified that, with respect to any Loan, there is a Document Defect or breach of any of the representations or warranties contained in Sections 5.01 or 5.02 (a "Breach"), which materially and adversely affects the interests of the Purchaser in such Loan (a "Defective Loan"), the

Seller shall, subject to subsection (b) below, (i) promptly cure (or cause to be cured) to the reasonable satisfaction of the Purchaser such Document Defect or Breach or (ii) repurchase such Defective Loan at the related Repurchase Price by wire transfer of funds to the account designated by the Purchaser, provided, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, the Seller shall have commenced during such 90-day period and is diligently proceeding with the cure of such Document Defect or Breach and the Seller shall have delivered to the Purchaser a certification executed on its behalf by one of its officers setting forth the reason such Document Defect or Breach is not capable of being cured within such 90-day period and what actions the Seller is pursuing in connection with the cure thereof, and stating that the Seller anticipates that such Document Defect or Breach will be cured within an additional period not to exceed 90 days, then the Seller shall have an additional 90 days to complete such cure.

          (b) It shall be a condition precedent to any repurchase of a Defective Loan by the Seller that such instruments of transfer or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Loan (including any property acquired in respect thereof) shall be executed and delivered to the Seller on the forms presented by the Seller, in each case without recourse except with respect to reasonable and customary representations and warranties of the Purchaser set forth in such forms.

          (c) The Seller shall indemnify the Purchaser and hold it harmless from and against any and all claims against the Purchaser or any of its Affiliates by any Person or governmental entity, including all losses, damages, penalties, punitive damages, fines, forfeitures, costs, judgments and any other costs, fees and expenses (including the Purchaser's reasonable legal fees and disbursements), that arise out of or relate to any Document Defect or Breach with respect to any Defective Loan.

          (d) In the event that any action or proceeding shall be commenced or claim asserted which may entitle the Purchaser to be indemnified under this Agreement, the Purchaser shall give the Seller written notice of such action or claim reasonably promptly after receipt of notice thereof by the Purchaser. The Seller shall be entitled to participate in and, upon notice to the Purchaser, assume the defense of any such action or claim (with counsel reasonably acceptable to the Purchaser) in reasonable cooperation with, and with the reasonable cooperation of, the Purchaser. The Seller shall not be liable for any settlement of any such claim or action unless the Seller shall have consented thereto or be in default in its obligations under this Section 5.03(d).

          (e) The obligations of the Seller set forth in this Section 5.03 constitute the sole remedies available to the Purchaser with respect to any Document Defect or Breach, except in the case of fraud.

     Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants to the Seller as of the date of this Agreement, and shall be deemed to restate as of each Closing Date, as follows:

          (a) The Purchaser is a federally chartered savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is qualified to do business in all jurisdictions in which such qualification is necessary to protect the validity and enforceability of this Agreement and to perform its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the
Purchaser,  will  not  violate  the  Purchaser's   organizational  documents  or
constitute an event which, with notice or lapse of time or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which the Purchaser is a party or by which it is bound.

          (c) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

          (d) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          (f) No litigation is pending or, to the Purchaser's knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                                   ARTICLE VI

                             COVENANTS OF THE SELLER

Section 6.01. CONTINUING EXISTENCE OF THE SELLER.

     The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, except in connection with any consolidation or merger, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Loans, and to perform its duties under this Agreement.

     The Seller will obtain and preserve in full effect each license to originate and sell commercial loans in each jurisdiction in which such licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Loans, and to perform its duties under this Agreement.

Section 6.02. ASSIGNMENT OF RIGHTS; DELEGATION OF DUTIES.

     The Seller shall not assign, including by operation of law, this Agreement or delegate its rights or duties hereunder or any portion hereof (other than to FFCA or to one or more Affiliates of FFCA or the Seller) except (i) in connection with a merger or consolidation that does not result in an Early Termination of this Agreement due to a Change of Control of the Seller, or (ii) with the prior written approval of the Purchaser. For the avoidance of doubt, the Seller shall be permitted to assign this Agreement to one or more wholly-owned subsidiaries of FFCA or one or more nonqualified real estate investment trust subsidiaries of FFCA at least 95% of the capital stock of which is owned by FFCA. In the event of any such assignment, the assigning Seller shall be released from liability under this Agreement and shall have no further obligations under this Agreement from and after the date of such assignment; provided, however, that, in connection with any such assignment, the party to whom this Agreement is assigned shall have first delivered to the Purchaser an officer's certificate and an Opinion of Counsel in substantially the same form as the officer's certificate and Opinion of Counsel delivered by the Seller under Sections 4.01(e) and (g), respectively, and, if requested by the Purchaser, a reaffirmation by FFCA of the Guaranty.

     Section 6.03. SECURITIZATION.

     In connection with any proposed securitization or sale of any Loans, the Seller hereby agrees to cooperate fully (at the Purchaser's expense) with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Loans or interests therein and providing information reasonably requested by such purchasers.

     Section 6.04. ENVIRONMENTAL INSURANCE.

          (a) With respect to each Loan insured under an Environmental Policy, the Seller shall obtain coverage under such Environmental Policy (on a per occurrence basis) in an amount not less than the original principal amount of such Loan. In no event shall more than $100 million in aggregate principal balance of Loans be insured under any Environmental Policy with an aggregate coverage limit (based on losses incurred in respect of any other Loan) of less than $35 million, without the consent of the Purchaser. The Seller will cooperate (at the Purchaser's cost and expense) with the Purchaser in connection with the periodic assessment of the composition of any pool or pools of insured Loans and, at the Purchaser's discretion, any request to the Environmental Insurer to reconfigure one or more pools of insured Loans so as to diversify the types of Mortgaged Property within any pool of Loans insured under a single Environmental Policy.

          (b) Promptly following any modification of or amendment to any Environmental Policy (or any endorsement thereto) pursuant to Section 6.04(c) below, the Seller shall deliver to the Purchaser the original documentation evidencing such modification or amendment.

          (c) No modifications or amendments to the Approved Form of any Environmental Policy or any endorsements thereto, including without limitation any change to the coverage limits, shall be made without the approval of the Purchaser.

     Section 6.05. PROVISION OF INFORMATION.

          (a) The Seller shall afford to the Purchaser, and to the FDIC and any other regulatory authority that may exercise authority over the Purchaser, access to any records regarding the Loans, FFCA and the Seller reasonably required by the Purchaser and within the Seller's control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Seller.

          (b) The Seller will provide the Purchaser with copies of (i) any proposed changes to the Guidelines and Manual as soon as reasonably practicable after such changes are proposed and (ii) the Seller's annual analysis of Chain Store Facility concepts.

     Section 6.06. INTEREST CALCULATIONS.

     The Seller shall convert its systems and documentation to provide, with respect to Prospective Loans bearing a fixed rate of interest submitted to the Purchaser for approval on or after July 1, 2000, for the calculation of interest on such Loans to be based on a 360-day year and the actual number of days elapsed.

                                  ARTICLE VII

                           COVENANTS OF THE PURCHASER

     Section 7.01. CONTINUING EXISTENCE OF THE PURCHASER.

     The Purchaser will keep in full effect its existence, rights and franchises as a federally chartered savings and loan association, except in connection with any consolidation or merger, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Loans, and to perform its duties under this Agreement.

     The Purchaser will obtain and preserve in full effect each license to purchase, own and sell commercial loans in each jurisdiction in which such licenses are or shall be necessary to protect the validity and enforceability of this Agreement and to perform its duties under this Agreement.

     Section 7.02. ASSIGNMENT OF RIGHTS; DELEGATION OF DUTIES.

     The Purchaser shall not assign, including by operation of law, this Agreement or delegate its rights or duties (other than to an Affiliate of the Purchaser) hereunder or any portion hereof except (i) in connection with a merger or consolidation that does not result in an Early Termination of this Agreement due to a Change of Control of the Purchaser, or (ii) with the prior written approval of the Seller.

Section 7.03. CONFIDENTIALITY.

          (a) The Purchaser shall not use, or permit any of its Affiliates to use, directly or indirectly, any Seller Proprietary Information to compete with the Seller or its Affiliates in a manner that gives the Purchaser or its Affiliates a competitive advantage over the Seller and its Affiliates that the Purchaser or its Affiliates would not have had but for the use of such Seller Proprietary Information. All Seller Proprietary Information shall remain the property of the Seller. Upon the Seller's demand, the Purchaser shall deliver to the Seller any documents or records (whether in physical or electronic form) containing or comprising Seller Proprietary Information other than documents or records contained in any Loan Files.

          (b) The Purchaser agrees not to disclose, or permit any of its Affiliates to disclose, to any person or entity (other than to an Affiliate and to its or any Affiliate's attorneys and accountants) any confidential information relating to the business of the Seller or any of its Affiliates and obtained by the Purchaser in the course of the transactions contemplated hereunder, without the prior written consent of the Seller, or until such information ceases to be confidential. Notwithstanding the foregoing, the Purchaser shall not be precluded from making disclosures (i) pursuant to compulsory legal process or when otherwise required by an appropriate governmental agency, or to comply with applicable legal or regulatory requirements, (ii) where the information disclosed was or becomes generally available to the public other than as a result of a disclosure by the Purchaser or (iii) in connection with any litigation or arbitration arising out of or relating to this Agreement, the Servicing Agreement, the Guaranty or any Loan.

          (c) Notwithstanding any provision of this Agreement to the contrary, in the event the Purchaser breaches any of its covenants under this Section 7.03, the Seller shall be entitled to commence litigation and pursue any and all remedies available at law or in equity, including, without limitation, injunctive relief.

     Section 7.04. PROVISION OF INFORMATION.

     The Purchaser shall afford to the Seller, FFCA and any regulatory authority that may exercise authority over the Seller or FFCA, access to any records regarding the Loans or the Purchaser reasonably required by the Seller and within the Purchaser's control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Purchaser.

     Section 7.05. PREPAYMENT CHARGES AND YIELD MAINTENANCE PREMIUMS.

     The Purchaser shall pay (or cause to be paid) to the Seller 50% of all Qualified Prepayment Charges and Qualified Yield Maintenance Premiums collected with respect to the Loans promptly after receipt thereof, which, for so long as FFCA or an Affiliate is the Servicer, shall be withdrawn by the Servicer from the Collection Account for payment to the Seller in accordance with Section 3.05(a) of the Servicing Agreement. The Purchaser shall not waive the portion of any Qualified Prepayment Charges or Qualified Yield Maintenance Premium to which the Seller is entitled without the consent of the Seller.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.01. AGREEMENT TERM; TERMINATION.

          (a) The term of this Agreement (the "Agreement Term") shall begin on the Effective Date and shall end upon the earlier of (i) the Expiration Date and
(ii) the  declaration  of an Early  Termination  (such  date,  the  "Termination
Date").

          (b) The "Expiration Date" shall be December 31, 2002, provided that such date shall be extended until December 31, 2003 and December 31, 2004, in each case, upon the written agreement of the parties not less than 90 days prior to any such extension date.

          (c) Each of the  following  shall  constitute  a  "Seller  Termination
Event":

               (1) if the Purchaser rejects 25% or more of the number of Loan Proposals submitted to it for approval hereunder during any two consecutive calendar quarters with respect to Prospective Loans approved by the Seller's investment committee and with respect to which the Seller does not have reasonable basis to believe such loans would not be in compliance with the terms of this Agreement, including the applicable representations and warranties set forth in Section 5.02, on the anticipated closing date for such loans. For the purposes of this clause, the Purchaser's offer to purchase a different principal amount of any Excess Concentration Loan than the principal amount offered by the Seller pursuant to Section 2.01 shall be deemed a rejection of the related Loan Proposal, unless the Seller accepts such offer;

               (2) if there is a Change of Control of (i) FFCA (whether or not consented to by the Purchaser), (ii) the Purchaser or (iii) WMI;

               (3) if there are changes in tax, accounting or other regulatory requirements for real estate investment trusts, generally, or which are applicable to FFCA and/or the Seller, specifically, that have a material adverse effect on FFCA or on the Seller's ability to perform its obligations under this Agreement, provided that the Seller shall use reasonable efforts to change, or obtain a waiver, exemption or other relief from, any such tax, accounting or regulatory requirement;

               (4) if there is a material adverse change in the financial condition of the Purchaser that is reasonably likely to have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement;

               (5) if the Seller elects to terminate this Agreement  pursuant to
Section 2.02(b);

               (6) if the Purchaser intentionally or willfully breaches its obligation to purchase an Approved Loan pursuant to Section 2.04 on more than two occasions during the Agreement Term; or

               (7) if the Servicing Agreement is terminated.

          (d) Each of the following shall constitute a "Purchaser Termination Event":

               (1) if there is a Change of Control of (i) the Seller, (ii) FFCA,
(iii) the Servicer (if an Affiliate of FFCA), (iv) the Purchaser (whether or not consented to by the Seller) or (v) WMI (whether or not consented to by the Seller);

               (2) if there are changes in capital and other regulatory requirements for banking and thrift organizations, generally, or which are applicable to the Purchaser, specifically, that have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement; provided that the Purchaser shall use reasonable efforts to change, or obtain a waiver, exemption or other relief from, any such capital or other regulatory requirement;

               (3) if there is a material adverse change in the financial condition of the Seller or FFCA that is reasonably likely to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Seller's ability to originate loans that satisfy the requirements of Section 2.01;

               (4) if the Purchaser elects to terminate this Agreement pursuant to Section 2.02(b);

               (5) if the Seller intentionally or willfully breaches its obligation to present Loan Proposals to the Purchaser pursuant to the second paragraph of Section 2.01 on more than two occasions during the Agreement Term; or

               (6) if the Servicing Agreement is terminated pursuant to Section 8.02(a) thereof.

          Upon the occurrence of any Seller Termination Event, the Seller shall have the right to declare an "Early Termination" and terminate this Agreement. Upon the occurrence of any Purchaser Termination Event, the Purchaser shall have the right to declare an "Early Termination" and terminate this Agreement.

          (e) Notwithstanding the expiration of the Agreement Term or earlier termination of this Agreement, the rights and obligations of the parties under Sections 2.02(a), 2.06, 2.07 (unless the Servicing Agreement is also terminated in accordance with its terms), 5.03, 7.03, 7.05 and 9.10 shall survive.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01. NOTICES.

     Except as otherwise expressly set forth in this Agreement, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, mailed by overnight courier or registered or certified mail, return receipt requested, or (ii) transmitted by telecopy (with a copy delivered by overnight courier) at the address as follows:

     (a) if to the Seller:

                           FFCA Acquisition Corporation
                           The Perimeter Center
                           17207 North Perimeter Drive
                           Scottsdale, Arizona  85255
                           Attention:  Dennis L. Ruben, Esq.
                           Executive Vice President and General Counsel
                           Telephone: (480) 585-4500
                           Telecopy:  (480) 585-2230

     (b) if to the Purchaser:

                           Washington Mutual Bank, FA
                           Mailstop: WMT-1020
                           1201 Third Avenue
                           Seattle, Washington  98101
                           Attention: Joseph W. Niemer
                           Senior Vice President
                           Telephone: (206) 461-4349
                           Telecopy:  (206) 554-2696

     or, if to the Purchaser's legal department:

                           Attention:  Catharine E. Killien, Esq.
                           Senior Vice President and Associate General Counsel
                           Mailstop: WMT-1706
                           Telephone: (206) 461-3087
                           Telecopy:  (206) 554-2790

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     Section 9.02. SEVERABILITY CLAUSE.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure that, as nearly as possible, has the same economic effect as does this Agreement without regard to such invalidity.

     Section 9.03. COUNTERPARTS.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.04. GOVERNING LAW.

     The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

     Section 9.05. SUCCESSORS AND ASSIGNS.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and permitted assigns of the Seller and the Purchaser.

     Section 9.06. WAIVERS.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 9.07. EXHIBITS AND SCHEDULES.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 9.08. GENERAL INTERPRETIVE PRINCIPLES.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 9.09. FURTHER AGREEMENTS.

     The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.10. DISPUTE RESOLUTION.

     The Seller and the Purchaser have the right to seek to join or implead the other party hereto in any action commenced by a third party which may give rise to a claim under Sections 2.06, 5.03(c) or 5.03(d) of this Agreement, and the Seller shall have the right to commence litigation against the Purchaser and/or any Affiliate at any time concerning any controversy or claim arising out of or related to Section 7.03 of this Agreement (any such dispute under the foregoing enumerated Sections, the "Excluded Disputes"). Accordingly, the Seller and the Purchaser intend the following provisions to apply only to any other controversy or claim arising out of or related to this Agreement or the breach or validity thereof (a "Covered Dispute").

          (a) Mediation. If a Covered Dispute has not been resolved by negotiation in the ordinary course, either party may give notice to the other party of its request for mediation, in which event the parties shall attempt in good faith to resolve the Covered Dispute by confidential mediation under the CPR Mediation Procedure in effect as of the date of this Agreement before resorting to arbitration in accordance with subsection (b) below. If the parties are unable to agree upon a mediator, the mediator shall be selected as provided in paragraph 2 of the CPR Mediation Procedure. The mediator shall be an attorney with a minimum of 15 years experience in banking and/or commercial law and shall have mediated at least five commercial disputes over a period of not less than three years. The location of any mediation shall alternate between Seattle, Washington and Scottsdale, Arizona, with the first of any such mediation (and all related sessions) to be held until its conclusion in Seattle, Washington and with the next mediation (and all related sessions) to be held until its conclusion in Scottsdale, Arizona and so on.

          (b) Arbitration. If a Covered Dispute is not resolved through mediation within 30 Business Days after notice of the request for mediation has been given, such Covered Dispute shall be resolved by binding arbitration in accordance with this Agreement, and to the extent not inconsistent herewith, in accordance with the CPR Non-Administered Arbitration Rules in effect as of the date of this Agreement ("CPR Arbitration Rules"). Such arbitration shall be commenced by one party giving notice to the other party; provided, however, that if one party has requested the other to participate in mediation and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such 30 Business Day period. The parties hereby confirm that the arbitration tribunal has no authority to amend this Agreement in any respect.

          (c) Notwithstanding any provision of the CPR Arbitration Rules to the contrary:

               (i) For all Covered Disputes concerning (in whole or in part) any controversy or claim arising out of or related to Article VIII of this Agreement, or the breach or validity thereof (a "Termination-Related Covered Dispute"), the arbitration tribunal shall consist of three arbitrators each of whom shall be an attorney with a minimum of 15 years experience in banking and/or  commercial  law and  shall  have  arbitrated  at least  five  commercial disputes over a period of not less than three years (the "Arbitrator Credentials"). The Seller and FFCA shall collectively select one of the three arbitrators and the Purchaser shall select one of the three arbitrators and those two arbitrators shall appoint the third arbitrator. If this procedure does not result in the selection of three arbitrators, the arbitrator(s) shall be selected as provided in Rule 6 of the CPR Arbitration Rules provided that such arbitrators have Arbitrator Credentials.

               (ii) For all Covered Disputes other than Termination-Related Covered Disputes ("Non-Termination-Related Covered Disputes"), the arbitration tribunal shall consist of one arbitrator who has the Arbitrator Credentials, and who shall be chosen by mutual consent of the parties. If the parties are not able to agree on a sole arbitrator, the Seller and FFCA shall collectively select a representative who has the Arbitrator Credentials and the Purchaser shall select a representative who has the Arbitrator Credentials and those two representatives shall appoint a sole arbitrator who has Arbitrator Credentials. If this procedure does not result in the selection of the sole arbitrator, the arbitrator shall be selected as provided in Rule 6 of the CPR Arbitration Rules, provided that such arbitrator has Arbitrator Credentials.

               (iii) The location of any arbitration shall alternate between Scottsdale, Arizona and Seattle, Washington, with the first of any such arbitration to be held until its conclusion in Scottsdale, Arizona, and the next arbitration to be held until its conclusion in Seattle, Washington and so on.

               (iv) Each decision/award of the arbitration tribunal shall be governed by the law of the State of New York, without regard to its conflict of laws principles.

               (v) The arbitration tribunal may not appoint an expert without the consent of the parties.

               (vi) The arbitration tribunal may hear and rule on prehearing disputes and dispositive motions.

               (vii) The arbitration tribunal may award reasonable attorneys' fees and costs to the party that prevails in the arbitration, to any party that succeeds in compelling an arbitration, to any party that succeeds in having a lawsuit stayed in favor of arbitration and/or to any party that prevails against any challenge to the validity or enforceability of any arbitration award.

               (viii) The arbitration tribunal may not award punitive damages or other damages in excess of compensatory damages and the parties hereto waive any right that they may have to recover any such damages.

               (ix) In the event that the costs and fees of the arbitration tribunal are required to be paid prior to the issuance of a decision/award, the parties shall share such costs and fees equally, subject to a different allocation of such costs and fees between the parties made by the arbitration tribunal in its decision/award.

               (x) In the event the arbitration tribunal issues an award determining a Termination-Related Covered Dispute, either party may seek judicial review to modify or vacate the award; provided, however, that the federal and state courts of the State of Washington shall have exclusive jurisdiction of any such review if the Purchaser was the party opposing termination during the arbitration, and the federal and state courts of Arizona shall have exclusive jurisdiction of any such review if the Seller was the party opposing termination during the arbitration. In the event the arbitration tribunal issues an award determining a Non-Termination-Related Covered Dispute, either party may seek judicial review to modify or vacate the award; provided, however, that the federal and state courts of the situs of the underlying arbitration shall have exclusive jurisdiction of any such review.

               (xi)   The   arbitration   tribunal   shall   issue   a   written
decision/award, which shall state the basis of the decision/award and include detailed findings of fact and conclusions of law. A court may enter judgment upon any decision/award, either by confirming the decision/award or by vacating, modifying or correcting the decision/award. The court shall vacate, modify or correct any decision/award (a) based on any of the grounds referred to in the Federal Arbitration Act, 9 U.S.C. ss.1 ET SEQ., (b) where the arbitrators' findings of fact are not supported by substantial evidence, or (c) where the arbitrators' conclusions of law are erroneous. The foregoing standard is intended by the parties to modify by contract the presently stated rule governing review of an arbitrator's award under the Federal Arbitration Act (i.e., that the arbitrator's award will be overturned only for "manifest disregard of the law").

               (xii) In accordance with the parties' intent that any arbitration be conducted on an expedited basis:

                    (aa) the responding party shall deliver a notice of defense within 20 Business Days of receipt of a notice of arbitration;

                    (bb) the parties shall select the arbitrator or arbitrators within 15 Business Days of delivery of the responding party's notice of defense and failing the selection of the arbitrator or arbitrators within that time period, the arbitrator(s) shall be selected as set forth in Sections 9.10(c)(i) or 9.10(c)(ii), as applicable;

                    (cc) the arbitration hearing shall take place not later than 90 days after service of the notice of arbitration, unless that deadline is extended by mutual agreement of the parties or by order of the arbitration tribunal upon good cause shown;

                    (dd) the arbitrator(s) shall issue a written decision/award not later than 14 days after the conclusion of the arbitration hearing.

          (d) The parties hereby agree that FFCA, as the guarantor of the Seller's obligations under this Agreement, shall be a necessary and indispensable party to any mediation or arbitration concerning this Agreement, the Master Bailee Agreement and/or the Master Escrow Agreement, and that notice of the commencement of any such mediation or arbitration shall be provided to FFCA at the same time as it is given to the Seller or the Purchaser, as applicable. FFCA shall be bound by the decision/award of the arbitration tribunal in any such arbitration.

     Section 9.11. ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement of the Seller and the Purchaser with respect to the subject matter hereof and supersedes any prior understandings and agreements, including without limitation any confidentiality agreement previously entered into between FFCA and the Purchaser or WMI.

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                       WASHINGTON MUTUAL BANK, FA


                                       By: /s/ Craig E. Tall
                                           -------------------------------------
                                       Name:  Craig E. Tall
                                       Title: Vice Chair, Corporate Development,
                                              Consumer Finance & Commercial
                                              Banking

                                       And


                                       By: /s/ Fay L. Chapman
                                           -------------------------------------
                                       Name:  Fay L. Chapman
                                       Title: Senior Executive Vice President
                                              and General Counsel


                                       FFCA ACQUISITION CORPORATION


                                       By: /s/ Morton H. Fleischer
                                           -------------------------------------
                                       Name:  Morton H. Fleischer
                                       Title: President

                                    EXHIBIT A

                          FORM OF PURCHASE TERMS LETTER

                              PURCHASE TERMS LETTER


                                     (Date)


          Re: Master Loan Purchase Agreement, dated as of December 14, 1999 (the
              "Agreement"), between Washington Mutual Bank, FA and FFCA Acquisition Corporation

     Washington Mutual Bank, FA ("Purchaser") hereby confirms its agreement to purchase, and [Seller] ("Seller") hereby confirms its agreement to sell, the commercial loans identified and described in the Loan Approval Sheet annexed hereto (the "Loans"), subject to the terms of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

     1. The Closing Date for the purchase of the Loans is anticipated to take place on or about:

     2. [Additional Terms]:

     Each of Washington Mutual Bank, FA and [Seller] has caused this Purchase Terms Letter to be executed by a duly authorized officer thereof as of the date first written above.

                                    WASHINGTON MUTUAL BANK, FA,
                                    Purchaser


                                    By:
                                    Name:
                                    Title:



                                    [SELLER],
                                    Seller

                                    By:
                                    Name:
                                    Title:

                                   SCHEDULE A

                               LOAN APPROVAL SHEET

                                    EXHIBIT B

                        FORM OF PURCHASE TERMS AMENDMENT

                            PURCHASE TERMS AMENDMENT


                                     (Date)


                     Re: Purchase Terms Letter, dated [DATE]

     Washington Mutual Bank, FA (the "Purchaser") and [Seller] (the "Seller") hereby agree to supplement and/or amend the referenced Purchase Terms Letter in accordance with the terms set forth in the Change Approval Sheet annexed hereto.

     Each of Washington Mutual Bank, FA and [Seller] has caused this Purchase Terms Amendment to be executed by a duly authorized officer thereof as of the date first written above.

                                    WASHINGTON MUTUAL BANK, FA,
                                    Purchaser


                                    By:
                                    Name:
                                    Title:



                                    [SELLER]
                                    Seller

                                    By:
                                    Name:
                                    Title:

                                   SCHEDULE A

                              CHANGE APPROVAL SHEET

                                    EXHIBIT C

                                    RESERVED

                                    EXHIBIT D

                     FORM OF SELLER'S OFFICER'S CERTIFICATE

                         SELLER'S OFFICER'S CERTIFICATE


     I, ________________________, hereby certify that I am the duly elected or appointed, qualified and acting Executive Vice President and General Counsel of FFCA Acquisition Corporation, a corporation organized under the laws of the State of Delaware (the "Seller"), and further certify, on behalf of the Seller as follows:

     1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof. No event has occurred since [date of good standing certificate to be attached - not more than 60 days old], 199[_] which has affected the good standing of the Seller under the laws of the State of Delaware.

     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     3. Each person who, as an officer of the Seller, signed (a) the Master Loan Purchase Agreement dated as of December 14, 1999 (the "Purchase Agreement"), between the Seller and the Purchaser; and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 19__ (the "Resolutions") with respect to the authorization and approval of the execution and delivery of the Purchase Agreement, said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of FFCA Acquisition Corporation.


Dated:

[Seal]                                    FFCA ACQUISITION CORPORATION

                                          By:
                                          Name:
                                          Title:

     I,   _______________________________   ,  Secretary  of  FFCA   Acquisition
Corporation, hereby certify that _____________________________ is the duly elected, qualified and acting Executive Vice President of FFCA Acquisition Corporation and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:

                                         By:
                                         Name: Christopher H. Volk
                                         Title:  Executive Vice President, Chief
                                         Operating Officer and Secretary

                                  Attachment I

                   (Certificate of Incorporation and By-Laws)

                                  Attachment II

                                  (Resolutions)

                                    EXHIBIT E

                      FORM OF FFCA'S OFFICER'S CERTIFICATE

                          FFCA'S OFFICER'S CERTIFICATE


     I, ________________________, hereby certify that I am the duly elected or appointed, qualified and acting Executive Vice President and General Counsel of Franchise Finance Corporation of America, a corporation organized under the laws of the State of Delaware ("FFCA"), and further certify, on behalf of FFCA as follows:

     1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of FFCA as are in full force and effect on the date hereof. No event has occurred since [date of good standing certificate to be attached - not more than 60 days old], 199[_] which has affected the good standing of FFCA under the laws of the State of Delaware.

     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of FFCA are pending or contemplated.

     3. Each person who, as an officer of FFCA, signed (a) the Servicing Agreement; (b) the Guaranty; (c) the Warrant Agreement; (d) the Warrant; (e) the Registration Rights Agreement; and (f) any other document delivered prior hereto or on the date hereof in connection with any of the foregoing agreements was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of FFCA on ________________, 19__ (the "Resolutions") with respect to the authorization and approval of the execution and delivery of the Servicing Agreement, the Guaranty, the Warrant Agreement, the Warrant and the Registration Rights Agreement; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Master Loan Purchase Agreement, dated as of December 14, 1999, between FFCA Acquisition Corporation and Washington Mutual Bank, FA.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Franchise Finance Corporation of America.


Dated:

[Seal]

                                        FRANCHISE FINANCE CORPORATION
                                        OF AMERICA

                                        By:
                                        Name:
                                        Title:

     I, ___________________________ , Secretary of Franchise Finance Corporation of America, hereby certify that _____________________________ is the duly elected, qualified and acting Executive Vice President of Franchise Finance Corporation of America and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:

                                        By:
                                        Name: Christopher H. Volk
                                        Title: Executive Vice President, Chief
                                        Operating Officer and Secretary

                                  Attachment I

                   (Certificate of Incorporation and By-Laws)

                                  Attachment II

                                  (Resolutions)

                                    EXHIBIT F

                    FORM OF PURCHASER'S OFFICER'S CERTIFICATE

                        PURCHASER'S OFFICER'S CERTIFICATE


     I, ________________________, hereby certify that I am the duly elected or appointed, qualified and acting [Vice President] of Washington Mutual Bank, FA, a corporation organized under the laws of the United States (the "Purchaser"), and further certify, on behalf of the Purchaser as follows:

     1. Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws] of the Purchaser as are in full force and effect on the date hereof. No event has occurred since [date of good standing certificate to be attached - not more than 60 days old], 199[_] which has affected the good standing of the Purchaser under the laws of the United States.

     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Purchaser are pending or contemplated.

     3. Each person who, as an officer of the Purchaser, signed (a) the Master Loan Purchase Agreement dated as of December 14, 1999 (the "Purchase Agreement"), between the Seller and the Purchaser; and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Purchaser on ________________, 19__ (the "Resolutions") with respect to the authorization and approval of the execution and delivery of the Purchase Agreement, said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Washington Mutual Bank, FA.


Dated:

[Seal]                                      WASHINGTON MUTUAL BANK, FA



                                            By:
                                            Name:
                                            Title:


     I, _____________________ , Secretary of Washington Mutual Bank, FA, hereby certify that ________________________ is the duly elected, qualified and acting Vice President of Washington Mutual Bank, FA and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:

                                            By:
                                            Name:
                                            Title:  Secretary

                                  Attachment I

                  [(Certificate of Incorporation and By-Laws)]

                                  Attachment II

                                  (Resolutions)

                                    EXHIBIT G

                              FORM OF BILL OF SALE

                                  BILL OF SALE


     On this ____ day of __________, _____, [Seller] (the "Seller"), as seller under that certain Master Loan Purchase Agreement, dated as of December 14, 1999 (the "Agreement"), does hereby sell, transfer, assign, set over and convey to Washington Mutual Bank, FA (the "Purchaser"), as the purchaser under the
Agreement, without recourse, but subject to the terms of the Agreement, all right, title and interest of the Seller in and to the Loans listed on the Loan Schedule attached as Schedule A hereto, together with the related Loan Files and all rights and obligations arising under the documents contained therein. The ownership of each Loan and the related Note, Mortgage and/or Security Agreement, and the contents of the Loan File is vested in the Purchaser and the ownership of all records and documents with respect to the related Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                      [SELLER]

                                      By:
                                      Name:
                                      Title:

                                   SCHEDULE A

                                  LOAN SCHEDULE

                                    EXHIBIT H

                                 ELIGIBLE LOANS

     An Eligible Loan is a Mortgage Loan, Equipment Loan or Corporate Secured Loan secured by real estate, equipment and/or other property used in, or related to, the operation of any of the following types of facilities:

     1. a quick service restaurant;

     2. a casual dining or family dining restaurant;

     3. a convenience store;

     4. a convenience and gasoline store;

     5. a travel plaza; or

     6. an automotive parts and/or service facility.

                                    EXHIBIT I

                         FORM OF MASTER BAILEE AGREEMENT

          This MASTER BAILEE AGREEMENT, dated as of [__________], [_____] (this "Agreement"), is made among [SELLER] (the "Seller"), Washington Mutual Bank, FA (the "Purchaser") and [LAW FIRM] (the "Bailee").

          WHEREAS, pursuant to the Purchase Agreement, the Seller intends to sell and the Purchaser intends to purchase certain Loans in accordance with the terms of the Purchase Agreement;

          WHEREAS, the Purchaser and the Servicer have entered into the Servicing Agreement for the servicing of the Loans which are sold pursuant to the Purchase Agreement;

          WHEREAS, the Seller intends to make from time to time certain Loans to certain Borrowers in accordance with the Purchase Agreement with funds advanced from time to time by the Purchaser for the purchase of such Loans pursuant to the terms of the Purchase Agreement;

          WHEREAS, the Seller and the Purchaser each desire to retain the Bailee for the purposes of facilitating the use of such funds and the purchase of such funded Loans, facilitating the purchase of certain other Loans that were made with the Seller's funds, issuing and delivering to the Seller and the Purchaser a Trust Receipt for each Loan purchase, and delivering to the Title Company an appropriate Closing Instruction Letter for each Loan purchase;

          WHEREAS, the Bailee is counsel to the Seller in connection with the origination of the Loans subject to this Agreement, and the Bailee desires to act as bailee in connection with such Loans in the capacity as set forth herein and pursuant hereto, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and received, the parties hereto each agree as follows:

                                    ARTICLE I

          SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below. Any capitalized term used but not defined herein shall have the meaning assigned such term in the Purchase Agreement.

          "Agreement": This Master Bailee Agreement, including all amendments hereof and supplements hereto.

          "Borrower": The obligor or obligors on a Note, including any Person that has acquired the related Collateral and assumed the obligations of the original obligor or obligors under the Note.

          "Business Day": Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Arizona or the State of Washington are authorized or obligated by law or executive order to remain closed.

          "Closing Date": With respect to each Loan, the date on which the Purchaser purchases such Loan.

          "Closing Instruction Letter": A letter delivered by the Bailee to the Title Company in Approved Form setting forth closing instructions and procedures related to a Closing Date, including with respect to the recording or filing, as applicable, of Recordable Documents and, to the extent applicable, the terms of release of Escrow Funds.

          "Collateral":   As  to  any  Loan,  the  related  Mortgaged  Property,
Equipment and/or other property that secures such Loan.

          "Escrow Funds": Any funds deposited by the Purchaser with a Title Company in accordance with a Master Escrow Agreement.

          "Facsimile Authorization": An authorization delivered by the Seller by facsimile transmission to the Bailee at ( ) ___-____ to the attention of _____________ (with a concurrent copy to Purchaser's Funding Representative in accordance with Section 2.04(c) of the Purchase Agreement) to release the Loan File with respect to each Loan identified therein to the Seller or at the direction of the Seller or to take such other action as set forth in such authorization.

          "Final Purchase Terms Letter": As defined in Section 1.01 of the Purchase Agreement.

          "Loan": Each loan sold or to be sold to the Purchaser on a Closing Date pursuant to the Purchase Agreement and the related Final Purchase Terms Letter and attachments.

          "Loan  Documents":   As  defined  in  Section  1.01  of  the  Purchase
Agreement.

          "Master Escrow Agreement": A Master Escrow Agreement, among the Purchaser, the Seller and a Title Company, substantially in the form of Exhibit J to the Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such promissory note.

          "Purchase Agreement": The Master Loan Purchase Agreement, dated as of December 14, 1999, between FFCA Acquisition Corporation and Washington Mutual Bank, FA, as the same may be amended, supplemented or otherwise modified from time to time.

          "Recordable Documents": The following documents:

          (i) in the case of each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, the Mortgage;

          (ii) in the case of each Loan, to the extent applicable, any related Assignment of Leases (if such item is a document separate from the Mortgage);

          (iii) an assignment of the Mortgage in favor of "Washington Mutual Bank, FA and its successors and assigns";

          (iv) an assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Washington Mutual Bank, FA and its successors and assigns"; and

          (v) UCC Financing Statements in favor of the originator of such Loan, together with UCC Financing Statements on Form UCC-2 or UCC-3, as appropriate, in favor of "Washington Mutual Bank, FA and its successors and assigns".

          "Servicer":   Franchise  Finance  Corporation  of  America,   and  its
permitted successors and assigns, pursuant to the Servicing Agreement.

          "Servicing Agreement": The Servicing Agreement, dated as of December 14, 1999, between Franchise Finance Corporation of America as Servicer and Washington Mutual Bank, FA as Owner, as the same may be amended, supplemented or otherwise modified from time to time.

          "Title Company": A party acting as a Title Company pursuant to a Master Escrow Agreement.

          "Trust Receipt": A trust receipt and a certification, in substantially the form of Exhibit A hereto, issued by the Bailee pursuant to this Agreement.

                                   ARTICLE II

          SECTION 2.01. BAILEE TO ACT AS BAILEE. From time to time, the Purchaser intends to purchase and the Seller intends to sell one or more Loans originated by the Seller pursuant to and in accordance with the Purchase Agreement. Each such purchase and sale of a Loan shall be evidenced by a Final Purchase Terms Letter and any attachments thereto. Pursuant to the terms of this Agreement, the Bailee may, from time to time, act as bailee on behalf of the Seller and the Purchaser in connection with the sale and purchase of certain Loans for which the Bailee has also acted as counsel to the Seller in connection with the origination of such Loans.

          SECTION 2.02. MASTER BAILEE AGREEMENT. The parties hereto agree and acknowledge (i) that this Agreement (x) sets forth and controls the Bailee's rights, duties, responsibilities and obligations as bailee with respect to each Loan sale and purchase under the Purchase Agreement (y) sets forth certain of the Seller's and the Purchaser's respective rights, duties, responsibilities and obligations with respect to each Loan sale and purchase under the Purchase Agreement, and (z) shall continue to be in full force and effect with respect to each Loan sale and purchase to be entered into from time to time, and (ii) that each shall be bound by the terms of this Agreement with respect to each Loan sale and purchase.

          SECTION 2.03. SALE PROCEDURES. In connection with the sale of a Loan to the Purchaser pursuant to the Purchase Agreement:

     (a) the Seller shall, before 4:00 p.m. (Seattle, Washington time) on the Business Day preceding the Closing Date for such Loan, deliver or cause to be delivered the Loan File (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable, and not yet returned from the applicable public office, for each of such Recordable Documents there is a true and correct photocopy in the Loan File) and the Funding Notice to the Bailee;

     (b) upon receipt by the Bailee of the Funding Notice and the Loan File (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable, and not yet returned from the applicable public office, for each of such Recordable Documents there is a true and correct photocopy in the Loan File) on the Business Day preceding the scheduled Closing Date, the Bailee shall issue and deliver a Trust Receipt to the Seller and the Purchaser by facsimile stating that it is in possession of the Loan File for the Loan to be sold to the Purchaser on such Closing Date (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable, and not yet returned from the applicable public office, for each of such Recordable Documents there is a true and correct photocopy in the Loan
File);

     (c) on or before the Closing Date, the Bailee shall deliver to the Title Company the executed original Recordable Documents (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable) and a Closing Instruction Letter;

     (d) the Purchaser will wire or cause to be wired the Purchase Price on the Closing Date as specified in the Funding Notice and in accordance with Section
2.04 of the Purchase Agreement;

     (e) the Bailee shall, within three Business Days after the Closing Date, deliver to the Purchaser at the address set forth in Section 4.01 herein by overnight courier, the related Loan File (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable, and not yet returned from the applicable public office, for each of such Recordable Documents there is a true and correct photocopy in the Loan
File).

          SECTION 2.04. CUSTODY AND RELEASE OF LOAN FILE. The Bailee shall maintain continuous custody and control of the related Loan File as sole and exclusive bailee for the Seller and the Purchaser (except for delivery of the Recordable Documents to the Title Company as herein authorized) from and after the Bailee's receipt of the Loan File or any portion thereof until (i) it delivers the Loan File to the Purchaser in accordance with Section 2.03(e) herein, (ii) it receives joint instructions in writing from the Seller and the Purchaser, or (iii) it receives a Facsimile Authorization from the Seller in the event that the Purchaser fails to fund the purchase of a Loan on the Business Day following the day on which the Trust Receipt was received by the Purchaser in accordance with Section 2.04 of the Purchase Agreement. Upon receipt of instructions from the Seller and the Purchaser or a Facsimile Authorization in accordance with clauses (ii) or (iii) above, the Bailee shall take such action as is set forth in such instructions or Facsimile Authorization, as applicable.

          SECTION 2.05 DELIVERY FAILURE. In the event that the Bailee fails to deliver any Recordable Document or a Closing Instruction Letter in accordance with this Agreement, or if the Bailee fails to deliver any document comprising any part of the Loan File that was in its possession on or before the date of delivery of the related Loan File to the Purchaser or pursuant to a Facsimile Authorization (collectively, a "DELIVERY FAILURE"), and PROVIDED that the Bailee previously delivered to the Seller and the Purchaser a Trust Receipt which did not specifically identify such document as an item not in its possession, the Bailee shall indemnify and hold the Seller and the Purchaser, and their respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Delivery Failure or the Bailee's negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Agreement.

          SECTION 2.06 BAILEE INDEMNITY; RELIANCE. The Seller and the Purchaser shall jointly and severally indemnify and hold the Bailee harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Bailee acting, or refraining from acting, in accordance with Section 2.03(e) or the joint written instructions of the Seller and the Purchaser, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Bailee relating to or arising out of a Delivery Failure or the Bailee's negligence, bad faith or wilful misconduct. The Seller shall indemnify and hold the Bailee harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Bailee acting, or refraining from acting, in accordance with a Facsimile Authorization, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Bailee relating to or arising out of a Delivery Failure or the Bailee's negligence, bad faith or wilful misconduct. The foregoing indemnification shall survive any termination or assignment of this Agreement.

          In the absence of bad faith on the part of the Bailee, the Bailee may rely upon any original or facsimile instruction that is otherwise authorized by any other provision of this Agreement, or upon any certificate, opinion or other document delivered to the Bailee in its capacity as bailee under this Agreement, and reasonably believed by the Bailee to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement.

                                   ARTICLE III

          SECTION 3.01. TERMINATION. At such time as the Purchase Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall terminate and the Bailee shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith, except for those obligations that by their terms survive such expiration or termination.

                                   ARTICLE IV

          SECTION 4.01. NOTICES. Except as otherwise expressly set forth in this Agreement, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, mailed by overnight courier or (ii) transmitted by telecopy (with a copy delivered by overnight courier) at the address as follows:

          (a)  if to the Seller:

               FFCA Acquisition Corporation
               The Perimeter Center
               17207 North Perimeter Drive
               Scottsdale, Arizona  85255
               Attention:  Dennis L. Ruben, Esq.
               Executive Vice President and General Counsel
               Telephone: (480) 585-4500
               Telecopy:  (480) 585-2230

          (b)  if to the Purchaser:

               Washington Mutual Bank, FA
               Mailstop WMT-1020
               1201 Third Avenue

               Seattle, Washington  98101
               Attention: Joseph W. Neimer
               Senior Vice President
               Telephone: (206) 461-4349
               Telecopy:  (206) 554-2696

          (c)  if to the Bailee:

               [LAW FIRM]
               _______________________________________
               _______________________________________
               Attention: ______________
               Telephone: (___) ___-____
               Telecopy:  (___) ___-____

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 4.02. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure that, as nearly as possible, has the same economic effect as does this Agreement without regard to such invalidity.

          SECTION 4.03. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 4.04. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

          SECTION 4.05. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Bailee and the respective successors and permitted assigns of the Seller, the Purchaser and the Bailee. This Agreement may not be assigned by the Bailee, nor may its duties herein be delegated, without the prior written consent of both the Seller and the Purchaser, each of which may be granted or withheld in its sole discretion. This Agreement may not be assigned by the Seller except to a Person that is also the successor by assignment to the Seller's right, title and interest in the Purchase Agreement, nor may it be assigned by the Purchaser except to a Person that is also the successor by assignment to the Purchaser's right, title and interest in the Purchase Agreement.

          SECTION 4.06. WAIVERS. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          SECTION  4.07.  APPENDICES.   The  appendices  and  exhibits  to  this
Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 4.08. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 4.09. FURTHER AGREEMENTS. The Seller, the Purchaser and the Bailee agree to execute and deliver to each other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          SECTION 4.10. DISPUTE RESOLUTION. Any dispute that arises under this Agreement solely between the Seller and the Purchaser shall be a "Covered Dispute" as defined in the Purchase Agreement and such dispute shall be resolved in accordance with the dispute resolution mechanisms set forth in Section 9.10 of the Purchase Agreement. Any dispute that involves the Bailee is specifically excluded from this Section.

          IN WITNESS WHEREOF, the Bailee, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                        [LAW FIRM]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [SELLER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WASHINGTON MUTUAL BANK, FA


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     And By:
                                             -----------------------------------
                                             Name:
                                             Title:

                              FORM OF TRUST RECEIPT

                                                                          [Date]

[SELLER]
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, Arizona  85255

Washington Mutual Bank, FA
1201 Third Avenue
Seattle, Washington  98101

     Re: Mortgage Loan[, Equipment Loan][and Corporate Secured Loan]([collectively,] the "Loan[s]") in the original principal amount[s] of $[___________][and][,][$][and $] to be made by [SELLER] (the "Seller") to [______________] (the "Borrower") with respect to the premises described by address on the attached EXHIBIT B (the "Mortgaged Property")

Ladies and Gentlemen:

     Reference is made to the Master Loan Purchase Agreement, dated as of December 14, 1999 (the "Purchase Agreement"), between FFCA Acquisition Corporation and Washington Mutual Bank, FA (the "Purchaser"). Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

     In accordance with the provisions of the Master Bailee Agreement, the undersigned, acting as Bailee on behalf of the Seller and the Purchaser with respect to the Loan[s], hereby (i) certifies that it has in its possession the documents and items comprising the Loan File (other than any Recordable Documents previously delivered to the Title Company for recording or filing, as applicable, and not yet returned from the applicable public office, for each of such Recordable Documents there is a true and correct photocopy in the Loan
File) applicable to the referenced Loan[s], except for those items listed on the attached EXHIBIT A and (ii) attaches its certification as EXHIBIT B hereto.

     The Bailee hereby confirms that it is holding each such document as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the direction, of the Seller and the Purchaser pursuant to the terms and conditions of the Master Bailee Agreement.


                                        [LAW FIRM], as Bailee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                              Loan File Exceptions

                                    EXHIBIT B

                         FORM OF LAW FIRM CERTIFICATION

                            [Letterhead of Law Firm]

                                                                          [Date]

[SELLER]
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, Arizona  85255

Washington Mutual Bank, FA
1201 Third Avenue
Seattle, Washington 98101


     Re: Mortgage Loan[, Equipment Loan][and Corporate Secured Loan]([collectively,] the "Loan[s]") in the original principal amount[s] of $[___________][and][,][$][and $] to be made by [SELLER] (the "Seller") to [______________] (the "Borrower") with respect to the premises described by address on the attached EXHIBIT B (the "Mortgaged Property")

Ladies and Gentlemen:

     This firm represents the Seller in connection with the referenced Loan[s]. This letter is being delivered to the Seller and Washington Mutual Bank, FA (the "Purchaser") in connection with Purchaser's purchase of such Loan[s]. Initially capitalized terms not otherwise defined in the text of this letter, including the attached EXHIBIT A, have the meanings set forth in that certain Master Loan Purchase Agreement, dated as of December 14, 1999 (the "Purchase Agreement"), between the Purchaser and FFCA Acquisition Corporation.

     1. CLOSING DOCUMENTS. In connection with our representation of Seller, we have prepared and/or reviewed the documents and items listed under Section I of the attached EXHIBIT A (the "Closing Documents") and the items listed under Sections II through V of the attached EXHIBIT A. The Closing Documents were prepared from Seller's form loan documents in Approved Form, with appropriate insertions, variations and modifications which incorporate the following:

          (i) the terms of the Final Purchase Terms Letter corresponding to the Loan[s];

          (ii)  applicable state law requirements; and

          (iii) such other terms (not expressly provided in the Final Purchase Terms Letter) as Seller has determined in its reasonable judgment do not materially and adversely affect the benefits of the security and other benefits intended to be provided to Seller by the Closing Documents; provided, however, except as set forth on EXHIBIT B, no variation or change which is of the nature set forth on Schedule 3 to the Purchase Agreement has been made to the Closing Documents.

     2. OPINION LETTER OF BORROWER'S COUNSEL. The Opinion is in the Approved Form, except for such assumptions and qualifications set forth on EXHIBIT B or which, in our judgment, are customary and ordinary and generally acceptable to mortgage lending institutions.

     3. TITLE COMMITMENT. The Title Insurer has advised us that when it has signed the Closing Instruction Letter and disbursed funds from the escrow account in connection with the Loan[s], the Marked Commitment will constitute the title insurance policy, effective as of the date of such disbursement, with the original title policy containing all appropriate recording information. The Marked Commitment states that it insures the named insured subject to the exclusions from coverage contained therein, the exceptions from coverage contained in Schedule B thereof and the conditions and stipulations contained therein, against loss or damage (not exceeding the amount of insurance) sustained or incurred by the named insured by reason of, among other things, the invalidity or unenforceability of the lien of the Mortgage or the priority of any lien or encumbrance over the lien of the Mortgage.

     In reviewing Schedule B of the Marked Commitment, except as listed on EXHIBIT B hereto, we have not found any encumbrances or liens other than:

          (i) the lien of current real property taxes, ground rents, if applicable, water charges, sewer rents and assessments not yet due and payable or payable but not yet delinquent;

          (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which:

                (X) are acceptable to mortgage lending  institutions  generally, are specifically referred to in the Marked Commitment, and do not, in our judgment, materially and adversely affect the current use, value or marketability of such Mortgaged Property; or

                (Y) the  Marked   Commitment   has  insured   over,   either  by
                    affirmative insurance or endorsement, or are the subject of a Title Matters Indemnity Agreement entered into in accordance with the terms of the Purchase Agreement; and

          (iii) other matters to which like properties are commonly subject which do not, in our judgment, individually or in the aggregate, materially and adversely affect the current use, value or marketability of such Mortgaged Property, or which the Marked

                Commitment has insured over, either by affirmative insurance or endorsement, or such matters are the subject of a Title Matters Indemnity Agreement entered into in accordance with the terms of the Purchase Agreement.

     Except as set forth on EXHIBIT B, the Marked Commitment provides for the issuance of all Required Endorsements. In addition, the Marked Commitment provides for the issuance of such other endorsements as we in our judgment deemed appropriate under the circumstances.

     The amount of the Marked Commitment is not less than the original principal amount of the Loan[s]. The Marked Commitment does not contain any special exceptions for zoning and uses, and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, is the original named insured under the Marked Commitment.

     4. SURVEY. The Survey is certified to Seller and its successors and assigns and to the Title Insurer. The Survey has been prepared generally in accordance with minimum standards for surveys as determined by ALTA or equivalent and contains the signature and seal of a licensed engineer or surveyor affixed thereto. Except as set forth in EXHIBIT B attached hereto, the Survey shows that none of the improvements shown thereon lie outside of the boundaries and building restriction lines of the Mortgaged Property except for:

          (i) encroachments for which the Marked Commitment has insured over, either by affirmative insurance or endorsement; or

          (ii) those encroachments for which appropriate title insurance coverage is not available but are the subject of a Title Matters Indemnity Agreement with respect to such Loan[s] entered into in accordance with the terms of the Purchase Agreement.

     5. CLOSING INSTRUCTION LETTER. The Closing Instruction Letter is in the Approved Form, except as set forth on EXHIBIT B.

     This letter is based solely on our review of the Closing Documents as counsel to Seller. We have reviewed the Closing Documents with the same diligence we would use in reviewing a loan to be held by Seller for its own account. We have not witnessed the execution of any of the Closing Documents. This letter, which is not intended as a legal opinion, is intended for the benefit of Purchaser only and may not be relied upon by any other party, including the successors and assigns of Purchaser. However, we have not acted as counsel to Purchaser.

                                        Very truly yours,


                                        (Name of Attorney Signing Letter)

                                    EXHIBIT A

[MODIFY AS APPLICABLE]


MORTGAGE LOAN CLOSING

     I.   Closing Documents

          a. Loan Agreement between Seller and Borrower

          b. Promissory Note in the original principal amount of $____________ from Borrower to Seller, endorsed by Seller to Purchaser and its successors and assigns

          c.  [Mortgage][Deed  of  Trust][Deed  to Secure  Debt],  Assignment of
Leases,   Security   Agreement  and  Fixture  Filing  from  Borrower  to  Seller
("MORTGAGE")

          d. Assignment of Leases (if such item is a document separate from the Mortgage)

          e. assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage)

          f. UCC-1 Financing Statements from Borrower to Seller

          g. Environmental Indemnity Agreement from Borrower to Seller

          h.   Unconditional   Guaranty  of  Payment  and  Performance   from  [
("Guarantor[s]")] to Seller

          i. Assignment of [Mortgage][Deed of Trust][Deed to Secure Debt], Assignment of Rents and Leases, Security Agreement and Fixture Filing from Seller to Purchaser and it successors and assigns

          j. UCC-2 or UCC-3 Financing Statements giving notice of the assignment of Seller's interest in the Loan to Purchaser and its successors and assigns

          k. Bill of Sale from Seller to Purchaser and its successors and assigns

     II.  Opinion Letter

          Opinion Letter of counsel to Borrower [and Guarantor[s]] as to Borrower [and Guarantor[s]] ("Opinion")

     III. Title Insurance

          Marked title commitment no. _________ issued by _____________________ (the "TITLE INSURER"), attached as an exhibit to the Closing Instruction Letter (the "MARKED COMMITMENT")

     IV.  Survey

          Survey entitled "ALTA SURVEY _________________________ (the "SURVEY")

     V.   Closing Instruction Letter

          Closing Instruction Letter from this Firm to Title Insurer (the "Closing Instruction Letter")

[EQUIPMENT LOAN CLOSING

          a. Equipment Loan Agreement between Seller and Borrower;

          b. Equipment Promissory Note in the original principal amount of $

          from Borrower to Seller, endorsed by Seller to Purchaser and its successors and assigns;

          c. Equipment Security Agreement from Borrower to Seller; and

          d. Unconditional Guaranty of Payment and Performance from Guarantor[s] to Seller; and

          e. UCC-1 Financing Statements from Borrower to Seller.]

[CORPORATE SECURED LOAN CLOSING

          a. Loan Agreement between Seller and Borrower;

          b. Promissory Note in the original principal amount of $____________ from Borrower to Seller, endorsed by Seller to Purchaser and its successors and assigns;

          c. [Describe applicable collateral documents (e.g. mortgage; equipment security agreement; UCC-1 Financing Statements and additional documents, as applicable (e.g. environmental indemnity agreement; guaranty)]

                                   EXHIBIT B

A.   ADDRESS OF MORTGAGED PROPERTY


B.   DISCLOSURES

     1. [IDENTIFY MISSING LOAN FILE ITEMS]

     2. [IDENTIFY PROVISIONS OF CLOSING DOCUMENTS WHICH DO NOT CONFORM WITH FINAL PURCHASE TERMS LETTER OR SCHEDULE 3 OF THE PURCHASE AGREEMENT]

     3. [IDENTIFY TITLE AND SURVEY ISSUES WHICH DO NOT CONFORM WITH THE REQUIREMENTS OF PARAGRAPHS 2 AND 3 OF THE LETTER]

     4. [IDENTIFY PROVISIONS OF CLOSING INSTRUCTION LETTER WHICH DO NOT CONFORM WITH APPROVED FORM]

     5. [IDENTIFY PROVISIONS OF OPINION WHICH DO NOT CONFORM WITH APPROVED FORM]

                                    EXHIBIT J

                         FORM OF MASTER ESCROW AGREEMENT

          This MASTER ESCROW AGREEMENT, dated as of [__________], [_____] (this "Agreement"), is made among [SELLER] (the "Seller"), Washington Mutual Bank, FA (the "Purchaser") and [TITLE COMPANY] (the "Title Company").

          WHEREAS, pursuant to the Purchase Agreement, the Seller intends to sell and the Purchaser intends to purchase certain Loans in accordance with the terms of the Purchase Agreement;

          WHEREAS, the Purchaser and the Servicer have entered into the Servicing Agreement for the servicing of the Loans which are sold pursuant to the Purchase Agreement;

          WHEREAS, the Seller intends to make from time to time certain Loans to certain Borrowers in accordance with the Purchase Agreement with funds advanced from time to time by the Purchaser for the purchase of such Loans pursuant to the terms of the Purchase Agreement;

          WHEREAS, the Seller and the Purchaser each desire to retain the Title Company for the purposes of facilitating the use of such funds and the purchase of such funded Loans and facilitating the purchase of certain other Loans that were made with the Seller's funds in accordance with the terms and conditions of this Agreement;

          WHEREAS, the Title Company desires to act as an escrow agent in the capacity as set forth herein and pursuant hereto, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and received, the parties hereto each agree as follows:

                                    ARTICLE I

          SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below. Any capitalized term used but not defined herein shall have the meaning assigned such term in the Purchase Agreement.

          "Agreement": This Master Escrow Agreement, including all amendments hereof and supplements hereto.

          "Borrower": The obligor or obligors on a Note, including any Person that has acquired the related Collateral and assumed the obligations of the original obligor or obligors under the Note.

          "Business Day": Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Arizona or the State of Washington are authorized or obligated by law or executive order to remain closed.

          "Closing Date": With respect to each Loan, the date on which the Purchaser purchases such Loan.

          "Closing   Instruction  Letter":  As  defined  in  the  Master  Bailee
Agreement.

          "Collateral":   As  to  any  Loan,  the  related  Mortgaged  Property,
Equipment and/or other property that secures such Loan.

          "Escrow Funds": Any funds deposited by the Purchaser with the Title Company in accordance with this Agreement.

          "Final Purchase Terms Letter": As defined in Section 1.01 of the Purchase Agreement.

          "Funding": The release of Escrow Funds by the Title Company in accordance with the Closing Instruction Letter with respect to a Loan.

          "Funding Date": The date on which a Loan is closed with the related Borrower.

          "Funding Notice": The Notice provided by the Seller to the Purchaser pursuant to Section 2.04 of the Purchase Agreement.

          "Loan": Each loan sold or to be sold to the Purchaser on a Closing Date pursuant to the Purchase Agreement and the related Final Purchase Terms Letter and attachments.

          "Loan  Documents":   As  defined  in  Section  1.01  of  the  Purchase
Agreement.

          "Master Bailee Agreement": A Master Bailee Agreement, among the Purchaser, the Seller and a Bailee, substantially in the form of Exhibit I to the Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such promissory note.

          "Permitted Investments": Any one or more of the following obligations or securities:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

               (ii) obligations of agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States of America, provided that such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

               (iii) uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States of America or any state thereof, provided that such items are rated in the highest short-term debt rating category of a Rating Agency or, such lower rating as does not have an "r" highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term debt rating category of a Rating Agency or, such lower rating as does not have an "r" highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of a Rating Agency;

               (v) units of money market funds which have as one of their investment objectives the maintenance a constant net asset value and which are rated in the highest applicable rating category of a Rating Agency; or

               (vi) any other investment approved in writing by the Purchaser;

          provided that, except with respect to item (vi) above, (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

          "Policy": As defined in Section 2.03(c)(5).

          "Purchase Agreement": The Master Loan Purchase Agreement, dated as of December 14, 1999, between FFCA Acquisition Corporation and Washington Mutual Bank, FA, as the same may be amended, supplemented or otherwise modified from time to time.

          "Recordable Documents": The following documents:

          (i) in the case of each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, the Mortgage;

          (ii) in the case of each Loan, to the extent applicable, any related Assignment of Leases (if such item is a document separate from the Mortgage);

          (iii) an assignment of the Mortgage in favor of "Washington Mutual Bank, FA and its successors and assigns";

          (iv) an assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Washington Mutual Bank, FA and its successors and assigns"; and

          (v) UCC Financing Statements in favor of the originator of such Loan, together with UCC Financing Statements on Form UCC-2 or UCC-3, as appropriate, in favor of "Washington Mutual Bank, FA and its successors and assigns".

          "Servicer":   Franchise  Finance  Corporation  of  America,   and  its
permitted successors and assigns, pursuant to the Servicing Agreement.

          "Servicing Agreement": The Servicing Agreement, dated as of December 14, 1999, between Franchise Finance Corporation of America as Servicer and Washington Mutual Bank, FA as Owner, as the same may be amended, supplemented or otherwise modified from time to time.

          "Settlement Statement": With respect to each Loan, the settlement statement prepared by the Title Company and executed by the Borrower and the Seller that sets forth the allocation of the Escrow Funds.

          "Transfer Documents": The following documents:

          (i) in the case of a Mortgage Loan and, to the extent applicable, a Corporate Secured Loan, an assignment of the Mortgage in favor of "Washington Mutual Bank, FA and its successors and assigns";

          (ii) an assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage) in favor of "Washington Mutual Bank, FA and its successors and assigns"; and

          (iii) UCC Financing Statements on Form UCC-2 or UCC-3, as appropriate, in favor of "Washington Mutual Bank, FA and its successors and assigns".

          "Trust Receipt": As defined in Section 1.01 of the Master Bailee Agreement.

                                   ARTICLE II

          SECTION 2.01. TITLE COMPANY TO ACT AS ESCROW AGENT. From time to time, the Purchaser intends to purchase and the Seller intends to sell one or more Loans originated by the Seller pursuant to and in accordance with the Purchase Agreement. Each such purchase and sale of a Loan shall be evidenced by a Final Purchase Terms Letter and any attachments thereto. Pursuant to the terms of this Agreement, the Title Company may, from time to time, act as escrow agent on behalf of the Seller and the Purchaser in connection with certain Loans.

          SECTION 2.02. MASTER ESCROW AGREEMENT. The parties hereto agree and acknowledge (i) that this Agreement (x) together with the escrow provisions contained in the related Loan Documents and the Closing Instruction Letter sets forth and controls the Title Company's rights, duties, responsibilities and obligations with respect to each Loan sale and purchase under the Purchase Agreement (and, in the event of any conflict between this Agreement, the escrow provisions of the related Loan Documents and the Closing Instruction Letter, this Agreement shall control), (y) sets forth certain of the Seller's and the Purchaser's respective rights, duties, responsibilities and obligations with respect to each Loan sale and purchase under the Purchase Agreement and (z) shall continue to be in full force and effect with respect to each Loan sale and purchase to be entered into from time to time, and (ii) that each shall be bound by the terms of this Agreement with respect to each Loan sale and purchase.

          SECTION 2.03. FUNDING PROCEDURES. In connection with the sale of a Loan to the Purchaser for which the Funding Date is the same date as the Closing
Date:

          (a) the Seller shall, on or before the Business Day preceding the Closing Date for such Loan, deliver certain documents to the Bailee pursuant to the Master Bailee Agreement, including the Recordable Documents;

          (b) upon receipt of a Funding Notice and a Trust Receipt, the Purchaser will wire or cause to be wired the Escrow Funds on the Funding Date to the account of the Title Company in accordance with the Funding Notice;

          (c) the following requirements must be satisfied before the Escrow Funds may be disbursed by the Title Company:

               (1) the Title Company shall have determined that the Recordable Documents are in proper form for recording or filing, as applicable;

               (2) the Title Company shall have received all other documents necessary to record or file, as applicable, the Recordable Documents;

               (3) the Title Company shall have received amounts sufficient to pay (a) all title insurance premiums due with respect to the issuance of the Policy, (b) all other sums required to be paid in order to enable the Title Company to issue the Policy, and (c) all recording, filing and documentary stamp taxes and fees payable in connection with the Recordable Documents (collectively, the "Taxes and Fees");

               (4) the Title Company shall have determined that the legal descriptions contained in the Recordable Documents, the survey and the Policy to be issued are identical, or the Title Company shall have issued an endorsement insuring losses due to discrepancies in the legal descriptions contained in such documents;

               (5) the Title Company shall, in accordance with the Closing Instruction Letter, be irrevocably committed to issue a final title insurance policy naming as insureds in Schedule A thereto the Seller and the Purchaser, and their successors and/or assigns, as their interests may appear, insuring the Mortgage as a first lien on the Borrower's interest in the real property described in the Recordable Documents, and otherwise in form and substance acceptable to the Seller (the "Policy"); and

               (6) the Title Company shall be in a position to record or file, as applicable, the Recordable Documents in the appropriate location; and

          (d) upon satisfaction of all of the above requirements and upon instructions from the Seller (or its counsel) by telephone that all other requirements for closing have been satisfied, the Title Company shall do the following:

               (1) Disburse the Escrow Funds in accordance with the Closing Instruction Letter and the Settlement Statement;

               (2) Record or file, as applicable, the Recordable Documents at the appropriate locations in accordance with the Closing Instruction Letter;

               (3) Pay all Taxes and Fees in connection with recording or filing, as applicable, of the Recordable Documents; and

               (4) Upon recordation or filing, as applicable, of the Recordable Documents, promptly send the original Policy, issued in accordance with the instructions contained herein, by overnight courier to the Seller.

          SECTION 2.04. ACKNOWLEDGMENT OF PREMIUMS. By acceptance of this Agreement, the Title Company acknowledges that upon disbursement of Escrow Funds in accordance with the escrow instructions contained herein, the title insurance premiums will have been paid in full and the Policy shall constitute the Seller's title insurance policy effective as of the date of such disbursement until receipt of the original Policy.

          SECTION 2.05. PERMITTED INVESTMENTS. If any Escrow Funds shall be held overnight by the Title Company in any account other than a non-compensating account established at Washington Mutual Bank, FA, the Title Company shall invest such funds in Permitted Investments as directed by the Seller. Any gains or losses in respect of such investments shall be for the account of the Seller.

          SECTION 2.06. DISBURSEMENT.

          (a) Upon disbursement of the Escrow Funds by the Title Company, the Title Company agrees to accept all risks and liabilities for the issuance of the Policy notwithstanding the fact that certain Recordable Documents may not have been recorded or filed, and the Title Company agrees that the commitment to issue the Policy in accordance with this Agreement is irrevocable.

          (b) If for any reason the Escrow Funds have not been disbursed by the Title Company pursuant to these instructions on or before 1:30 p.m. (applicable Seattle, Washington time) on the (i) date upon which Escrow Funds are received by the Title Company, the Title Company shall immediately notify the Seller for further instructions and (ii) in the event the Escrow Funds have not been disbursed within five Business Days after the date on which said Escrow Funds are received by the Title Company, the Title Company shall return such Escrow Funds to the Purchaser by wire transfer to the account designated by the Purchaser.

          SECTION 2.07. TRANSFER DOCUMENTATION. In the event that the Purchaser purchases a Loan from the Seller after the Funding Date for such Loan, the Title Company hereby agrees to record or file, as applicable, the related Transfer

Documents in accordance with the terms and conditions set forth in the related Closing Instruction Letter upon receipt of the same from the Bailee.

          SECTION 2.08. INTERPLEADER. The Title Company is authorized, in the event any conflicting demand is made upon it concerning this Agreement, the Closing Instruction Letter or the Loan Documents, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of the Seller and the Purchaser or to interplead such documents and/or funds in an action brought in any such court. Deposit by the Title Company of such documents and funds, after deducting therefrom its charges and its expenses and reasonable attorneys' fees incurred in connection with any such court action, shall relieve the Title Company of all further liability and responsibility for such documents and funds.

                                   ARTICLE III

          SECTION 3.01. TERMINATION. At such time as the Purchase Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall terminate and the Title Company shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith, except for those obligations that by their terms survive such expiration or termination.

                                   ARTICLE IV

          SECTION 4.01. NOTICES. Except as otherwise expressly set forth in this Agreement, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, mailed by overnight courier or registered or certified mail, return receipt requested, or (ii) transmitted by telecopy (with a copy delivered by overnight courier) at the address as follows:

          (a)  if to the Seller:

               FFCA Acquisition Corporation
               The Perimeter Center
               17207 North Perimeter Drive
               Scottsdale, Arizona  85255
               Attention:  Dennis L. Ruben, Esq.
               Executive Vice President and General Counsel
               Telephone: (480) 585-4500
               Telecopy:  (480) 585-2230

          (b)  if to the Purchaser:

               Washington Mutual Bank, FA
               Mailstop WMT-1020
               1201 Third Avenue
               Seattle, Washington  98101

               Attention: Joseph W. Neimer
               Senior Vice President
               Telephone: (206) 461-4349
               Telecopy:  (206) 554-2696

          (c)  if to the Title Company:

               [TITLE COMPANY]
               ________________________________________
               ________________________________________
               Attention: ______________
               Telephone: (___) ___-____
               Telecopy:  (___) ___-____

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 4.02. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure that, as nearly as possible, has the same economic effect as does this Agreement without regard to such invalidity.

          SECTION 4.03. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 4.04. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

          SECTION 4.05. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Title Company and the respective successors and permitted assigns of the Seller, the Purchaser and the Title Company. This Agreement may not be assigned by the Title Company, nor may its duties herein be delegated, without the prior written consent of both the Seller and the Purchaser, each of which may be granted or withheld in its sole discretion. This Agreement may not be assigned by the Seller except to a Person that is also the successor by assignment to the Seller's right, title and interest in the Purchase Agreement, nor may it be assigned by the Purchaser except to a Person that is also the successor by assignment to the Purchaser's right, title and interest in the Purchase Agreement.

          SECTION 4.06. WAIVERS. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          SECTION  4.07.  APPENDICES.   The  appendices  and  exhibits  to  this
Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 4.08. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 4.09. FURTHER AGREEMENTS. The Seller, the Purchaser and the Title Company each agree to execute and deliver to each other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          SECTION 4.10. DISPUTE RESOLUTION. Any dispute that arises under this Agreement solely between the Seller and the Purchaser shall be a "Covered Dispute" as defined in the Purchase Agreement and such dispute shall be resolved in accordance with the dispute resolution mechanisms set forth in Section 9.10 of the Purchase Agreement. Any dispute that involves the Title Company is specifically excluded from this Section.

          IN WITNESS WHEREOF, the Purchaser, the Seller and the Title Company have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                        [TITLE COMPANY]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [SELLER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WASHINGTON MUTUAL BANK, FA


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                    And By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT K

                                    RESERVED

                                    EXHIBIT L

                             FORM OF FUNDING NOTICE



                                     [Date]

Washington Mutual Bank, FA
1201 Third Avenue
Seattle, Washington  98101

                  Re: Master Loan Purchase Agreement, dated as of December 14,
                      1999 (the "Agreement)", between Washington Mutual Bank, FA (the "Purchaser"), and FFCA Acquisition Corporation

Gentlemen:

     Pursuant to Section 2.04 of the Agreement, [Seller] (the "Seller") hereby notifies the Purchaser that a funding is to occur on [___________], [______]
(the "Closing Date"), which is a Business Day. The borrower(s), the Loan identification number(s) and the property address(es) with respect to the related Loan Group are set forth on Schedule 1 hereto. The Purchase Price calculation is set forth in Schedule 2 hereto. On the Closing Date, the Purchaser is to wire funds in accordance with the wiring instructions on
Schedule 3 hereto. By delivery of this Funding Notice, the Seller is deemed to make to the Purchaser, on the related Closing Date, all of the representations and warranties set forth in Sections 5.01 and 5.02, except as set forth in the related Final Purchase Terms Letter and attachments thereto or as disclosed to, and approved by, the Purchaser.

                                    Very truly yours,

                                    [SELLER],
                                    Seller

                                    By:
                                    Name:

                                    Title:

                                   Schedule 1

                                 (Loan Schedule)

                                   Schedule 2

                          (Purchase Price Calculation)

                                   Schedule 3

                              (Wiring Instructions)

                                    EXHIBIT M

                      PURCHASER'S FUNDING REPRESENTATIVE(S)



Ernest R. Johnson
Telephone number: (206) 461-4350
Telecopy number: (206) 554-2967

                                    EXHIBIT N

                    PURCHASER'S ORIGINATION REPRESENTATIVE(S)


Joseph W. Niemer
Telephone number: (206) 461-4349
Telecopy number: (206) 554-2696

                                    EXHIBIT O

                           SELLER'S REPRESENTATIVE(S)



Andrew G. Kent
Telephone number: (480) 585-2229
Telecopy number: (480) 585-2226

                                   SCHEDULE 1

                      Information Included in Loan Proposal


     With respect to any Prospective Loan:

     (a) description of any deviation from or exception to the Guidelines and Manual;

     (b) the related loan application, if any;

     (c) copy of audited or, if no audited financials are available, internally prepared financial information for the prospective Borrower and any guarantors (if applicable) for the last two fiscal years and most recent interim period;

     (d) tax returns for the prospective Borrower and any guarantors (if applicable) for the preceding year;

     (e) background information (biographies, resumes, etc.) on the prospective Borrower and any guarantors (if applicable);

     (f) results of all available trade and credit checks for the prospective Borrower and any guarantors (if applicable);

     (g) copy of FFCA's Management Practices Survey;

     (h) unit level economic analysis for each Chain Store Facility proposed to be financed; and

     (i) the related Single Borrower Group Concentration that will exist on the Closing Date of the Prospective Loan in respect of the related Borrower Group.

                                   SCHEDULE 2

                        Material Changes to Approved Loan


     With respect to any Approved Loan:

     (a) Any change in the principal amount, rate of interest, the Stated Maturity Date or amortization schedule;

     (b) In the case of an Adjustable Rate Loan, any change in the Gross Margin, the Negative Amortization Cap, the Minimum Rate or the Maximum Rate;

     (c) Any change in the minimum Fixed Charge Coverage Ratio, Corporate Fixed Charge Coverage Ratio (if applicable) and net worth covenant (if applicable);

     (d) Any change that would cause such Loan not to conform to the Guidelines and Manual in all material respects; and

     (e) Any change in the identity or material financial terms of the obligations of any guarantor.

                                   SCHEDULE 3

         Variations to the Seller's Form Loan Documents in Approved Form


     With respect to the Seller's form Loan Documents in Approved Form, any change or variation which:

     (a) Changes the remedial provisions in the Seller's form Loan Documents in Approved Form other than as required to conform to applicable state law;

     (b) Changes the provisions by which the liens and security interests in the Collateral are granted or created;

     (c) Causes any Approved Loan not to conform to the Guidelines and Manual in all material respects;

     (d) Modifies the leasehold mortgagee  protection  provisions  referenced in
Section 5.02(bb);

     (e)  Modifies  any  payment  or   indemnification   provisions,   including
reimbursement for costs,  expenses and fees and the  capitalization of advances;
and

     (f) Obligates the Purchaser to release any portion of the Collateral or any guarantor before the Loan is repaid in full, or adds nonrecourse provisions.

                                   SCHEDULE 4

            Required Endorsements


Always (to the extent available)

ALTA 9                                  Extended Coverage (if not available, use
                                        CLTA 100)

CLTA 103.7                              Access (by abutting public street) (or
                                        CLTA 103.4 if access by appurtenant
                                        easement)

CLTA 116.1                              Survey


AS APPLICABLE IN ACCORDANCE
WITH THE GUIDELINES AND MANUAL
(TO THE EXTENT AVAILABLE)

                                        Creditors Rights Exclusive Endorsement
                                        (Lender)

                                        Participating Interest (or Shared
                                        Appreciation)

ALTA 6.2                                Variable Rate/Negative Amortization (or
                                        CLTA 111.8)

ALTA 12                                 Aggregation/Tie In

                                        Last Dollar Endorsement (a.k.a.
                                        Application of Mortgage Payments)

CLTA 116.4                              Contiguity

CLTA 100.29                             Surface Disturbance

CLTA 116.7                              Subdivision

                                      -1-